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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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HCC INSURANCE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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HCC INSURANCE HOLDINGS, INC.
13403 Northwest Freeway
Houston, Texas 77040-6094

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 26, 2011, at 9:00 a.m., Central Daylight Time

        NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders of HCC Insurance Holdings, Inc. will be held on Thursday, May 26, 2011, at 9:00 a.m., Central Daylight time, at the headquarters of HCC Insurance Holdings, Inc. at 13403 Northwest Freeway, Houston, TX 77040, for the following purposes:

          1.     To elect the eleven individuals named in this Proxy Statement to serve as members of our Board of Directors for a one-year term, each to serve until the 2012 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified;

          2.     To conduct an advisory vote on the compensation of our Named Executive Officers;

          3.     To conduct an advisory vote regarding the frequency of future advisory votes on the compensation of our Named Executive Officers;

          4.     To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2011; and

          5.     To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

        Our Board of Directors has fixed the close of business on April 6, 2011 as the record date for determining those stockholders who are entitled to notice of, and to vote at, the 2011 Annual Meeting of Stockholders. A list of such stockholders will be open to examination by any stockholder at the annual meeting and for a period of ten days prior to the date of the annual meeting during ordinary business hours at 13403 Northwest Freeway, Houston, Texas. A copy of the Annual Report of HCC Insurance Holdings, Inc. for the year ended December 31, 2010 is enclosed.

        To ensure that your shares are represented at the meeting, we encourage you to cast your vote as promptly as possible. You may vote via the Internet, via the telephone, or via the mail. Procedures for submitting your vote are described on page 2 of the Proxy Statement.

By Order of the Board of Directors,
RANDY D. RINICELLA, Senior Vice President, General Counsel and Secretary

Houston, Texas
April 15, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2011
The Company's 2011 Notice of Annual Meeting and Proxy Statement, 2010 Annual Report and other proxy materials are available under the "Investor Relations" tab on our website at www.hcc.com

HCC INSURANCE HOLDINGS, INC.
13403 Northwest Freeway
Houston, Texas 77040-6094

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To be held on May 26, 2011

INFORMATION CONCERNING SOLICITATION AND VOTING

        This Proxy Statement is first being mailed on or about April 15, 2011 to stockholders of HCC Insurance Holdings, Inc. ("HCC," "we," "us," "our," or the "Company") in connection with the solicitation by our Board of Directors (our "Board") of proxies to be voted at the Annual Meeting of Stockholders to be held on Thursday May 26, 2011, at 9:00 a.m., Central Daylight time, at the headquarters of HCC Insurance Holdings, Inc. at 13403 Northwest Freeway, Houston, TX 77040, and any postponement or adjournment thereof (the "2011 Annual Meeting"). The Proxy Statement contains information relating to the proposals to be voted upon at the meeting, the voting process, our Board of Directors, the compensation of our Named Executive Officers, and certain other information.

        The solicitation of proxies is being made by HCC, and the cost of soliciting proxies will be borne by HCC. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of our common stock, and normal handling charges may be incurred for such forwarding service. HCC will bear the expense of such charges. Solicitation of proxies may be made by mail, personal interview, telephone and facsimile by our officers and other employees, who will receive no additional compensation for their services.

        Our principal executive offices are located at 13403 Northwest Freeway, Houston, Texas 77040.

Proposals to be Considered and Vote Required

        The following proposals will be voted upon at the 2011 Annual Meeting:

  •
  The election of the 11 individuals named in this Proxy Statement to serve as members of our Board of Directors for a one-year term, each to serve until the 2012 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified;

  •
  An advisory vote regarding the approval of the compensation of our Named Executive Officers;

  •
  An advisory vote regarding the frequency of future advisory votes on the compensation of our Named Executive Officers;

  •
  The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2011.

        Only stockholders of record on April 6, 2011 (the "record date") will be entitled to vote at the 2011 Annual Meeting, and each share will be entitled to one vote. At the close of business on the record date, there were 114,743,056 shares of our common stock outstanding and entitled to vote at the 2011 Annual Meeting.

        Quorum and voting requirements are set forth in the Delaware General Corporation Law and our governing documents. A majority of the outstanding shares of our common stock, entitled to vote and represented in person or by proxy, will constitute a quorum at the 2011 Annual Meeting. Abstentions, withhold votes and broker non-votes (described below) are counted as present for purposes of determining the presence of a quorum.

        The election of directors will be determined by a plurality of the votes cast, which means that the 11 nominees who receive the highest number of votes will be elected. As a result, abstentions, withhold votes and broker non-votes will not impact the outcome of the election of directors. The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the 2011 Annual Meeting and entitled to vote on the matter is required for (i) the approval, on an advisory basis, of our executive compensation and (ii) the ratification of our independent registered public accounting firm. As a result, abstentions have the effect of an against vote, but broker non-votes do not have the effect of an against vote. With respect to the advisory vote regarding the frequency of future advisory votes on executive compensation, the frequency receiving the greatest number of votes will be considered the frequency recommended by stockholders. As a result, abstentions, withhold votes and broker non-votes will have no effect on the vote.

        If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion on some of the items to be acted upon, including the election of our directors, the advisory vote on executive compensation, and the advisory vote on frequency of future advisory votes on executive compensation. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those items ("broker non-votes"). Our Board does not anticipate calling for a vote on any matter other than those described herein.

How to Vote

        Each stockholder is entitled to one vote for each share of common stock on all matters presented at the 2011 Annual Meeting. Stockholders do not have the right to cumulate their votes for the election of directors. Shares may be voted via the following procedures:

  Voting In-Person.

        Stockholders of Record.    Shares held directly in your name as the stockholder of record may be voted in person at the 2011 Annual Meeting. If you choose to vote in person at the 2011 Annual Meeting, please bring your proxy card and proof of personal identification.

        Beneficial Owners.    Shares held in street name may be voted in person by you only if you obtain a legal proxy from the shareholder of record giving you the right to vote the shares.

    Voting via the Internet.    Shares may be voted via the Internet at www.proxyvote.com. Your voting instructions will be accepted up until 11:59 P.M. Eastern Daylight Time on May 25, 2011. Have your proxy card in hand when you access the web site and follow the instructions given.

    Voting via Telephone.    Shares may be voted via any touch-tone telephone at 1-800-690-6903. Your voting instructions will be accepted up until 11:59 P.M. Eastern Daylight Time on May 25, 2011. Have your proxy card in hand when you call and follow the instructions given.

    Voting via Mail.    Shares may be voted via mail by marking, signing and dating your proxy card and returning it in the postage-paid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

        EVEN IF YOU CURRENTLY PLAN TO ATTEND THE 2011 ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED ABOVE SO THAT

YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING. SUBMITTING YOUR PROXY VIA INTERNET, TELEPHONE OR MAIL DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON AT THE ANNUAL MEETING.

Voting of Proxies

        By giving your proxy, you grant the right to vote your shares to John N. Molbeck, Jr., our President and Chief Executive Officer and Randy D. Rinicella, our Senior Vice President, General Counsel and Secretary. If you return a signed, but unmarked proxy card, your shares will be voted (i) FOR the election of each of the director nominees named herein, (ii) FOR approval, on an advisory basis, of the compensation of our Named Executive Officers, (iii) FOR approval, on an advisory basis, of an annual advisory vote on the compensation of our Named Executive Officers in the future, and (iv) FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

        A proxy may be revoked at any time prior to 11:59 p.m., Eastern Daylight Time, on May 25, 2011. Such right of revocation is not limited by or subject to compliance with any formal procedure, but may be accomplished by (i) voting again via the Internet or telephone, (ii) requesting, completing and returning a second proxy card, (iii) giving written notice to the Secretary of the Company, or (iv) by voting in person at the 2011 Annual Meeting.

PROPOSAL NUMBER 1 — ELECTION OF DIRECTORS

        The Company has nominated the individuals listed below to serve as members of our Board until his or her successor is duly elected and qualified at the 2012 Annual Meeting of Stockholders or, if earlier, his or her death, resignation or removal. Each of the nominees is currently a director of HCC. Our Board has affirmatively determined that each of Ms. Bozeman, Mr. Duer, Dr. Flagg, Mr. Hamilton, Ms. Heisz, Ms. Midanek, Mr. Oesterreicher, Mr. Rosholt and Mr. Williams are "independent" directors, as that term is defined in the listing standards of the New York Stock Exchange ("NYSE"). Such directors are collectively referenced in this Proxy Statement as "Independent Directors."

        Each of the proposed nominees has consented to stand for re-election as members of our Board and we believe that each has served our stockholders' interests well during his or her tenure as a director. We believe that HCC and its stockholders benefit from the wide variety of industry and professional experience that characterizes the members of our Board. Although our Board does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the 2011 Annual Meeting, the Board may reduce the size of the Board accordingly, or the persons named in the enclosed form of Proxy will vote in accordance with their best judgment for any substitute nominee.

        The following table presents information concerning the individuals nominated for election as directors of HCC, including current membership on committees of our Board, principal occupation or affiliations during the last five years, and certain directorships held during the last five years. Also included in the information below is a description of the particular experience, qualifications, attributes and skills that lead our Board to conclude that each individual should serve as a member of the Board. Generally, the Board believes that its members should have integrity, superior business judgment, and an understanding of the operational, financial and regulatory requirement of running a successful global business.

Information Regarding Nominees for Director

Name	Experience and Qualifications	Age	Served as Director Since
Judy C. Bozeman	Since 1982, Ms. Bozeman has served as Chairman of the Board of Woodway Financial Advisors, a Trust Company that provides wealth management, estate and trust administration and financial planning, and that currently has trust and investment assets under management in excess of $1.1 billion. As the firm's founder, she also served as its President and Chief Executive Officer from 1982 through 2006. Ms. Bozeman is Chairperson of our Compensation Committee and a member of our Investment and Finance Committee.	68	2009

Ms. Bozeman has more than 30 years of experience in the financial services industry, during which time she has been able to develop significant expertise in the areas of investments, asset allocation and investment management and financial analysis. These skills led the Board to conclude that she should serve as a director.

Name	Experience and Qualifications	Age	Served as Director Since
Frank J. Bramanti	Mr. Bramanti is the former Chief Executive Officer of HCC, a position he held from 2006 to May 2009. Prior to being appointed as CEO in 2006, Mr. Bramanti had been retired from his position as an Executive Vice President of HCC since the end of 2001. From 1980 until his retirement, he served HCC in various capacities, including as director, Secretary, Chief Financial Officer and interim President. Mr. Bramanti is Chairperson of our Investment and Finance Committee and a member of our Enterprise Risk Oversight Committee.	54	1997

Mr. Bramanti has over 20 years experience in the insurance industry gained from his many years of service as an executive of HCC, including as its CEO. This experience led the Board to conclude that he should serve as a director.

Walter M. Duer	Mr. Duer is a Certified Public Accountant. He was a partner at the international accounting firm KPMG LLP from 1968 until his retirement in 2004. Mr. Duer is a member of our Audit Committee and our Investment and Finance Committee.	64	2004

With more than 40 years of experience as a CPA, Mr. Duer brings broad operational, financial and industry experience to the Board. During much of his tenure at KPMG Mr. Duer's work was focused on the insurance sector. His long experience and detailed knowledge of the factors influencing the insurance industry led the Board to conclude that he should serve as a director.

Name	Experience and Qualifications	Age	Served as Director Since
James C. Flagg, Ph. D.	Dr. Flagg is a Certified Public Accountant. He is also an Associate Professor in the Department of Accounting in the Mays Business School at Texas A&M University, starting in 1988. Dr. Flagg holds a Master of Science in Economics, an M.B.A. and a Ph.D. in Accounting. Dr. Flagg is Chairperson of our Audit Committee and a member of our Nominating and Corporate Governance Committee. He is a member of the board of the Texas State Board of Public Accountancy. Until 2007, Dr. Flagg was also on the board of directors and chair of the Audit Committee of EGL, Inc. (Nasdaq: EAGL).	59	2001

Dr. Flagg has extensive experience in the accounting industry and in-depth knowledge of public company auditing practices. That experience and his background in economics, coupled with his significant experience on the board of another publicly-traded company, including his service as chair of its Audit Committee, led the Board to conclude that he should serve as a director.

Thomas M. Hamilton

Mr. Hamilton has been co-owner of Medora Investments, a private investment firm, since 2003. He served as Chairman, President and Chief Executive Officer of EEX Corporation from 1997 until his retirement in 2002. Prior to 1997, Mr. Hamilton held various executive positions at other oil and gas companies, including Pennzoil-Quaker State Company, BP p.l.c. and Exxon Mobil Corporation. Mr. Hamilton serves on our Compensation Committee and is the Chairperson of our Nominating and Corporate Governance Committee. Mr. Hamilton is also a member of the board of directors of FMC Technologies,  Inc. (NYSE: FTI), Hercules Offshore, Inc. (Nasdaq: HERO), and as chairman of the board of directors of Methanex Corporation (Nasdaq: MEOH). He also served as a member of the board of directors of Western Gas Resources (NYSE: WES) from January 2006 to August 2006.

		67	2008

Mr. Hamilton has a strong knowledge of international business and strategic planning and an expertise in the area of corporate governance. These traits, along with Mr. Hamilton's significant management and leadership experience as a former chief executive officer and member of the boards of directors of several publicly-traded companies, including his service as chairman at one of those companies, led the Board to conclude that he should serve as a director.

Name	Experience and Qualifications	Age	Served as Director Since
Leslie S. Heisz

Ms. Heisz was a managing director of Lazard Freres & Co. LLC, where she provided strategic financial advisory services for clients in a variety of industries, from 2004 until April 2010. From 2003 to 2004, she served as a Senior Advisor at Lazard. Prior to that time, Ms. Heisz served as a managing director of Wasserstein Perella & Co. (and its successor Dresdner Kleinwort Wasserstein) from 1996 until 2002 and as a director from 1995 to 1996, where she specialized in mergers and acquisitions and leveraged finance. During a majority of that time she led Wasserstein's Gaming and Leisure Group and its Los Angeles office. Prior to 1995, Ms. Heisz served as a Vice President at Salomon Brothers Inc, where she developed the firm's industry-leading gaming practice, and as a senior consultant at Price Waterhouse, where she specialized in strategic information systems. Ms. Heisz serves on our Investment and Finance Committee and Enterprise Risk Oversight Committee. She is also a member of the board of directors, a member of the Executive Committee, and chair of the Audit Committee of Ingram Micro (NYSE: IM). Ms. Heisz previously served as a member of the board of directors of International Game Technology (NYSE: IGT) from 2003 until 2008. During that time she served as chair of their Audit Committee and chair of their Nominating Committee. Ms. Heisz also served as a member of the board of managers of Eldorado Resorts LLC from 1996 until 2008.

		50	2010

Ms. Heisz has strong leadership skills and financial expertise gained during her career as an investment banking executive with Lazard, Wasserstein and Salomon Brothers. These factors, combined with her broad knowledge of mergers and acquisitions and her experience on the boards of directors of other publicly-traded companies, led the Board to conclude that she should serve as a director.

Name	Experience and Qualifications	Age	Served as Director Since
Deborah H. Midanek

Ms. Midanek has served as the President of Solon Group, a business development firm which provides turnaround services and strategic advice to organizations in transition, since 2004. Prior to that time, she held several positions with Glass and Associates, Inc., a turnaround management firm, including President and Chief Operating Officer from 2003 to 2004, and Managing Principal from 2000 to 2003. Prior to 2000, Ms. Midanek held various executive positions with AlixPartners, Inc., Solon Asset Management, L.P., Drexel Burnham Lambert, Inc. and Bankers Trust Company. Ms. Midanek is a member of our Nominating and Corporate Governance Committee and Enterprise Risk Oversight Committee.

		55	2010

Ms. Midanek's significant experience in business management, operations and financial analysis, combined with her knowledge of business strategy and execution, led the Board to conclude that she should serve as a director.

John N. Molbeck, Jr.

Mr. Molbeck is our President and Chief Executive Officer, a position he assumed in May 2009. From 2006 to May 2009, he served as our President and Chief Operating Officer, a position he also held from 1997 to 2002. From 2003 through 2005, Mr. Molbeck served as Chief Executive Officer of Jardine Lloyd Thompson LLC, a retail insurance brokerage firm, which was, at the time, a subsidiary of Jardine Lloyd Thompson Group, plc. Prior to initially joining HCC in 1997, Mr. Molbeck had served as the Managing Director of Aon Natural Resources Group, a subsidiary of Aon Corporation. Mr. Molbeck is a member of our Investment and Finance Committee and an ex-officio member of our Enterprise Risk Oversight Committee.

		64	2005

Mr. Molbeck has extensive knowledge and understanding of critical areas of the insurance industry gained through decades of service in positions of increasing responsibility. He also has extensive knowledge of HCC, its operations and strategy, gained from his many years of service as an executive of HCC, including as its current CEO. As a result, the Board concluded that Mr. Molbeck should serve as a director.

Name	Experience and Qualifications	Age	Served as Director Since
James E. Oesterreicher

Mr. Oesterreicher is the former chairman of the board of directors of J.C. Penney Company, Inc (NYSE: JCP). He served as its chairman and chief executive officer from 1997 until his retirement in 2000 and as its vice chairman and chief executive officer from 1995 to 1997. Mr. Oesterreicher is a member of our Compensation Committee and our Nominating and Corporate Governance Committee. Mr. Oesterreicher also serves on the boards of Texas Health Resources, Circle Ten Council — Boy Scouts of America and Spina Bifida Birth Defects Foundation and as a member of the National March of Dimes Advisory Board. He served as a member of the board of directors of Brinker International, Inc. from 1994 to 2009 (NYSE: EAT).

		69	2007

Mr. Oesterreicher has significant management and leadership experience as a result of his service as a former chief executive officer and member of the boards of directors of other publicly-traded companies. These skills led the Board to conclude that he should serve as a director.

Robert A. Rosholt

Mr. Rosholt served as the Chief Financial Officer for Nationwide Mutual Insurance Company from 2002 until his retirement in 2008. Prior to joining Nationwide, Mr. Rosholt served as Executive Vice President and Chief of Operations at the risk services unit of Aon Corporation, a leading global provider of risk management services, insurance and reinsurance brokerage and human capital consulting, from 2000 to 2002. From 1974 to 2000, he served as Chief Financial Officer at First Chicago Corporation and its successor companies, including Bank One, where he had oversight for capital and asset liability management as well as proprietary investment activities. Mr. Rosholt is a member of our Audit Committee and is Chairperson of our Enterprise Risk Oversight Committee. He also served as a member of the board of directors, a member of the Audit Committee and a member of the Nominating and Corporate Governance Committee of Abercrombie & Fitch Co. (NYSE: ANF) from June 2008 to September 2010. Mr. Rosholt is also a member of the advisory board of the Financial Institution Advisory Services of Alvarez and Marsal.

		61	2008

Mr. Rosholt's many years of experience as an executive in the financial services and insurance industries, his knowledge of strategy development and execution, and his expertise in the application of risk management practices, led the Board to conclude that he should serve as a director.

Name	Experience and Qualifications	Age	Served as Director Since
Christopher J. B. Williams	Mr. Williams has served as Chairman of Wattle Creek Winery since 2005. Prior to his retirement in 2005, he served as National Director for Life, Accident & Health of Willis Re. Mr. Williams is the Chairman of our Board, a position he assumed in 2008. Mr. Williams is also an ex-officio member of our Audit Committee, our Compensation Committee, our Enterprise Risk Oversight Committee, our Nominating and Corporate Governance Committee and our Investment and Finance Committee.	55	2007

Mr. Williams has over 30 years of experience in the insurance industry, including significant expertise in accident and health insurance lines, which comprise HCC's largest business segment. He also has significant knowledge of international insurance markets. These factors led the Board to conclude that he should as a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
"FOR" EACH OF THE NOMINEES LISTED ABOVE

2010 Director Compensation Table

        The table below summarizes the compensation paid to or accrued on behalf of our non-employee directors. We also reimburse our directors for travel, lodging and related expenses incurred in attending Board or committee meetings and for directors' education programs and seminars.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Nonqualified Deferred Compensation Earnings ($)(4)	Total ($)
Judy C. Bozeman	130,049	80,000	—	4,959	215,008
Frank J. Bramanti	128,942	80,000	—	—	208,942
Patrick B. Collins(5)	113,000	80,000	—	—	193,000
Walter M. Duer	119,000	80,000	—	—	199,000
James C. Flagg, Ph.D.	146,000	80,000	—	—	226,000
Thomas M. Hamilton	141,200	80,000	—	19,014	240,214
Leslie S. Heisz	9,000	41,425	—	—	50,425
Deborah H. Midanek	—	41,425	—	—	41,425
James E. Oesterreicher	137,000	80,000	—	—	217,000
Robert A. Rosholt	136,000	80,000	—	—	216,000
Christopher J. B. Williams	187,000	200,000	—	—	387,000
Scott W. Wise	69,000	—	—	—	69,000

(1)
Includes payment of annual retainer and meeting fees.

(2)
Represents the aggregate grant date fair value of equity awards granted during 2010, computed in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Compensation — Stock Compensation. For a discussion of the assumptions used in calculating the fair value of our stock-based compensation, refer to Note 1, General Information and Significant Accounting and Reporting Policies — Stock-Based Compensation, and Note 11, Stock-Based Compensation, in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2010. On May 27, 2010, each non-employee director (other than the Chairman of the Board) received a grant of 3,158 shares of common stock under our 2008 Flexible Incentive Plan. Mr. Williams, our Chairman of the Board, received a grant of 7,895 shares of common stock under our 2008 Flexible Incentive Plan. The number of shares of common stock granted was determined by dividing the $80,000 ($200,000 in the case of Mr. Williams) by $25.33, the closing price of the Company's common stock on May 27, 2010, the date of grant. On November 17, 2010, Ms. Heisz and Ms. Midanek joined our Board. They each received a grant of 1,482 shares of common stock, representing a pro rata portion of the $80,000 annual non-employee director grant divided by $27.94, the closing price of the Company's common stock on November 17, 2010, the date of grant. All shares were fully vested as of the grant date.

(3)
No stock options were granted to directors during 2010. As of December 31, 2010, each non-employee director owned the following number of stock options: Ms. Bozeman, none; Mr. Bramati, 212,500, of which 212,500 were vested and exercisable; Mr. Collins, 12,500, of which 12,500 were vested and exercisable; Mr. Duer, 50,000, of which 50,000 were vested and exercisable; Dr. Flagg, 12,500, of which 12,500 were vested and exercisable; Mr. Hamilton, none; Ms. Heisz, none; Ms. Midanek, none; Mr. Oesterreicher, none; Mr. Rosholt, none; and Mr. Williams, none.

(4)
Includes above-market earnings of amounts deferred under the HCC Insurance Holdings, Inc. Nonqualified Deferred Compensation Plan for Non-Employee Directors. In 2010, Ms. Bozeman had $14,697 in total earnings on amounts deferred under the plan, of which $4,959 is considered above-market earnings under SEC regulations; Mr. Duer had $5,169 in total earnings on amounts deferred under the plan, of which none is considered above-market earnings under SEC regulations; Mr. Hamilton had $37,947 in total earnings on amounts deferred under the plan, of which $19,014 is considered above-market earnings under SEC regulations and Ms. Heisz had $1,483 in total earnings on amounts deferred under the plan, of which none is considered above-market earnings under SEC regulations.

(5)
Mr. Collins is a non-voting, advisory member of our Board.

        Retainers.    In 2010, our non-employee directors received a combination of retainers, meeting fees and a block grant of fully-vested common stock. Board members received retainers for serving on our Board as set forth in the following table:

Position	Retainer ($)
Board Member	75,000
Chairman	75,000
Audit Committee Chairperson	25,000
Compensation Committee Chairperson	15,000
Nominating and Corporate Governance Committee Chairperson	15,000
Enterprise Risk Oversight Committee Chairperson	15,000
Investment and Finance Committee Chairperson	15,000

        Meeting Fees.    Our non-employee directors received meeting fees as set forth in the following table:

	In-person Meeting ($)	Teleconference Meeting ($)
Board of Directors	5,000	1,000
Committee Meeting	2,000	1,000

        Equity Compensation.    Our non-employee directors, other than the Chairman of the Board, receive a block grant of common stock. The number of shares granted is determined by dividing $80,000 by the closing price of our common stock on the date of the annual meeting of stockholders, which is generally held in May of each year. If a director is elected to our Board on a date other than the date of the annual meeting of stockholders, he or she receives shares of common stock worth a pro rata portion of $80,000 for the partial year. Ms. Heisz and Ms. Midanek joined our Board on November 17, 2010 and received shares of common stock worth $41,425.

        Compensation for Chairman of the Board.    In February 2010, the Board approved an increase in the annual equity compensation of the Chairman of the Board to $200,000 in recognition of his significant contributions to the Board and to our Company. Mr. Williams is a an ex-officio member of all of our Board committees. This compensation is in the form of equity to align his interests with those of our stockholders.

        Deferred Compensation.    Our non-employee directors are also entitled to defer all or a portion of their cash or stock compensation under the HCC Insurance Holdings, Inc. Nonqualified Deferred Compensation Plan for Non-Employee Directors (the "Director DCP"). Participants may elect to defer up to 100% of their cash or equity compensation by means of a deferral election made in accordance with the terms of the plan. The cash compensation credited to a participant's account will accrue earnings, which shall compound monthly, at the participant's election at any of the following rates: the prime rate (3.25% for 2010), the rate of return on HCC common stock (3.47% for 2010), or the rate of return on the S&P 500 (12.78% for 2010). Deferred stock compensation will be deemed invested in HCC common stock, with dividends reinvested. Payment of the participant's account balance will be paid in the time period set forth in the deferral election, or if no such time is elected, then in a lump sum after separation from service. The plan is administered by our Compensation Committee. No separate trust or fund has been created, and all benefits payable under the plan will be paid from HCC's general assets.

        Stock Ownership Requirements.    The Board has established a minimum stock ownership requirement for Directors of $300,000 in HCC common stock. Directors are to have achieved the required ownership within three years of the later of May 10, 2007, the adoption date of the policy, or the date they join the Board. The Board may grant waivers to these ownership requirements. As of December 31, 2010,

Mr. Bramanti, Mr. Duer, Dr. Flagg, Mr. Hamilton, Mr. Molbeck, Mr. Oesterreicher, Mr. Rosholt and Mr. Williams had met these requirements.

Corporate Governance

        The business and affairs of HCC are managed under the direction of the Board. The Board believes that good corporate governance is a critical factor in achieving business success and, as a result, strong corporate governance is an integral part of our values. Our Company's corporate governance policies and procedures are available on the Company's website at http://ir.hcc.com/phoenix.zhtml?c=90423&p=irol-govHighlights. The corporate governance portal includes the Company's Corporate Governance Guidelines for the Board of Directors ("Corporate Governance Guidelines"), Board Committee Charters, and Code of Business Conduct and Ethics. Any future modification or amendments to our Code of Business Conduct and Ethics, or any waiver thereto, which applies to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, will be posted on the same website. A copy of the Code of Business Conduct and Ethics is available to any stockholder upon request. We provide below specific information regarding certain corporate governance practices.

Director Independence

        Our Board of Directors has established criteria for determining director "independence" as set forth in our Corporate Governance Guidelines. These criteria incorporate all of the requirements for director independence contained in the NYSE listing standards, No director shall be deemed to be "independent" unless the Board shall have affirmatively determined that no material relationship exists between such director and HCC other than the director's service as a member of our Board or any Board committee. In addition, the following criteria apply to determine independence:

  •
  no director who is an employee, or whose immediate family member is an executive officer of HCC, is deemed independent until five years after the end of such employment relationship;

  •
  no director who receives, or whose immediate family member receives, more than $120,000 in any twelve-month period in direct compensation from HCC, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is deemed independent until three years after he or she ceases to receive more than $120,000 in any twelve-month period of such compensation;

  •
  no director is independent who (i) is a current partner or employee of a firm that is HCC's internal or external auditor; (ii) has an immediate family member who is a current partner of such firm; (iii) has an immediate family member who is a current employee of such firm and personally works on HCC's audit; or (iv) was or had an immediate family member who was within the last three years a partner or employee of such firm and personally worked on HCC's audit within that time;

  •
  no director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our present executives serve on that company's compensation committee is deemed independent until three years after the end of such service or the employment relationship;

  •
  no director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, HCC for property or services in an amount that, in any single year, exceeds the greater of $1.0 million or 2% of such other company's consolidated gross revenues, is deemed independent until three years after falling below such threshold;

  •
  no director who has a personal services contract with HCC, or any member of HCC's senior management, is independent;

  •
  no director who is affiliated with a not-for-profit entity that receives significant contributions from HCC is independent;

  •
  no director who is employed by a public company at which an executive officer of HCC serves as a director is independent;

  •
  no director is independent who received, during calendar years 2004-2007, remuneration, directly or indirectly, as a result of service as, or compensation paid to an entity affiliated with the director that serves as:

  •
  an advisor, consultant, or legal counsel to HCC or to a member of HCC's senior management; or

  •
  a significant customer or supplier of HCC;

  •
  no director who, during calendar years 2004-2007, had any business relationship with HCC for which HCC has been required to make disclosure under Item 404(a) of Regulation S-K (Transactions with Related Persons) is independent provided that transactions disclosed in our 2008 proxy statement are grandfathered into this requirement;

  •
  no director who had any relationship described in the first bullet point above or in any of the sixth through the tenth bullet points above with any affiliate of HCC is independent; and

  •
  no director who is a member of the immediate family of any person who fails to satisfy the independence requirements described in the first bullet point above or in any of the sixth through the eleventh bullet points above is independent.

        In addition, members of our Audit Committee must meet the following additional independence requirements:

  •
  no director who is a member of the Audit Committee shall be deemed independent if such director is affiliated with HCC or any of its subsidiaries in any capacity, other than in such director's capacity as a member of our Board of Directors, the Audit Committee or any other Board committee; and

  •
  no director who is a member of the Audit Committee shall be deemed independent if such director receives, directly or indirectly, any consulting, advisory or other compensatory fee from HCC or any of its subsidiaries, other than fees received in such director's capacity as a member of our Board of Directors, the Audit Committee or any other Board committee, and fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with HCC (provided such compensation is not contingent in any way on continued service).

        NYSE listing standards also require that we have a Compensation Committee and a Nominating and Corporate Governance Committee that are each entirely composed of independent directors with written charters addressing such committee's purpose and responsibilities and that the performance of such committees be evaluated annually.

        Our Board of Directors has affirmatively determined that each of Ms. Bozeman, Mr. Duer, Dr. Flagg, Mr. Hamilton, Ms. Heisz, Ms. Midanek, Mr. Oesterreicher, Mr. Rosholt and Mr. Williams meets the criteria for independence set forth above and that all members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meet the further requirements for independence set forth above.

Board Leadership Structure

        Our Corporate Governance Guidelines require that the Chairman of the Board be an independent director. As a result, the Chairman of the Board may not also serve as the Chief Executive Officer of the Company. We believe that the separation of these offices is appropriate at the current time because it allows our CEO, Mr. Molbeck, to focus his efforts on HCC's operations and the execution of our business strategy and allows our Chairman, Mr. Williams, to focus his efforts on oversight and governance. In addition, this separation of responsibilities allows Mr. Williams to dispassionately evaluate the performance of the Company's management. This structure is further strengthened by Mr. Williams' and Mr. Molbeck's unique experiences, perspectives and skills, which complement one another and, in combination, are valuable to the overall management and leadership of HCC. The Board regularly assesses the Corporate Governance Guidelines, including the requirement described above, and may change the leadership structure of the Board in the future if it feels doing so would be in the best interests of the Company.

Board Meetings in 2010

        During 2010, our Board met 8 times and acted by written consent on 3 other occasions. Except for Ms. Midanek, each person nominated to be a director attended, or participated via teleconference, in 75% or more of the meetings of the Board of Directors and the meetings of any committee on which he or she served. Following Ms. Midanek's election to the Board in November 2010, no committee meetings and only one Board meeting was held, which she was unable to attend.

        In addition, our policy is to have our directors attend our annual meeting of stockholders. Last year, all of our then-serving directors attended the annual meeting of stockholders.

Executive Sessions of the Board

        Independent Directors meet in executive session at each regularly scheduled meeting of our Board. Mr. Williams, as the independent Chairman of the Board, presides at each executive session. Our Independent Directors met in executive session 4 times in 2010.

Committees of the Board

        Our Board of Directors has standing Audit, Compensation, Investment and Finance, Nominating and Corporate Governance, and Enterprise Risk Oversight Committees, each of which has a written charter. Copies of the charter of each of the Board committees, as well as our Corporate Governance Guidelines, are available on our website at http://ir.hcc.com/phoenix.zhtml?c=90423&p=irol-govHighlights. In addition, a printed copy of any of these documents will be provided to any stockholder who requests one. The following table sets forth the composition of our committees.

	Audit Committee	Compensation Committee	Investment and Finance Committee	Nominating and Corporate Governance Committee	Enterprise Risk Oversight Committee
Judy C. Bozeman
Frank J. Bramanti
Patrick B. Collins*
Walter M. Duer
James C. Flagg, Ph.D.
Thomas M. Hamilton
Leslie S. Heisz
Deborah H. Midanek
John N. Molbeck, Jr.
James E. Oesterreicher
Robert A. Rosholt
Christopher J. B. Williams

Chairperson	Member	Ex Officio	Chairman of the Board	*	Advisory Member

  Audit Committee

        Our Audit Committee is comprised of James C. Flagg (Chairperson), Walter M. Duer, and Robert A. Rosholt. In addition, Christopher J.B. Williams serves as an ex-officio member of the Audit Committee and Patrick B. Collins serves as an ex-officio advisory member of the Audit Committee. Our Board has determined that Dr. Flagg, Mr. Duer and Mr. Rosholt are independent, as independence for audit committee members is defined in the listing standards of the NYSE and in accordance with the standards outlined in our Corporate Governance Guidelines. In addition, our Board has determined that each member of the Audit Committee is an "audit committee financial expert" as described in Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee met 7 times in 2010.

        The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee's primary purpose is to assist our Board with its oversight of (a) the integrity of our consolidated financial statements and disclosures; (b) our compliance with legal and regulatory requirements; (c) our independent registered public accounting firm's qualifications, performance, independence and fees; and (d) our internal audit function. The Audit Committee has the sole authority to appoint and terminate our independent registered public accounting firm.

        The Audit Committee also assists the Board with oversight of risk management by reviewing the Company's consolidated financial statements and meeting with the Vice President of Internal Audit and Vice President of Internal Controls at regularly scheduled meetings of the Audit Committee. At such meetings, the Audit Committee reviews reports on the adequacy and effectiveness of our internal audit and internal control systems and discusses with management the Company's major financial risks and exposures and the steps management has taken to monitor and control such risks and exposures.

  Compensation Committee

        Our Compensation Committee is comprised of Judy C. Bozeman (Chairperson), Thomas M. Hamilton and James E. Oesterreicher. In addition, Christopher J.B. Williams serves as an ex-officio member of the Compensation Committee. Our Board has determined that Ms. Bozeman, Mr. Hamilton and Mr. Osterreicher are independent, as independence for compensation committee members is defined in the listing standards of the NYSE, Rule 16b-3 under the Securities Exchange Act of 1934, and Section 162(m) of the Internal Revenue Code of 1986. The Compensation Committee met 9 times in 2010.

        The Compensation Committee has the responsibility for assuring that our senior executives are compensated in a manner that is consistent with the compensation philosophy and strategy of our Board and that is in compliance with the requirements of the regulatory bodies that oversee our operations. Generally, the Compensation Committee is charged with the authority to review and approve our compensation philosophy and our executive compensation programs, levels, plans and awards. The Compensation Committee also administers our incentive plans and our stock-based compensation plans and reviews and approves general employee benefit plans on an as-needed basis. The Compensation Committee also has the authority to retain, approve fees and other terms for, and terminate any compensation consultant, outside counsel, accountant or other advisor hired to assist the Compensation Committee in the discharge of its responsibilities. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to the form and amount of executive compensation. In addition, under our Compensation Committee Charter and under our 2008 Flexible Incentive Plan, the Compensation Committee may delegate the authority to management to perform specified functions under such plan; however, under our currently existing internal controls with respect to our stock option granting practices, such authority may not be delegated with respect to the granting of options. The Compensation Committee charter allows delegation of Committee authority to subcommittees. See the "Compensation Discussion and Analysis" below for information on our process and procedures for determining executive officer compensation during 2010.

        The Compensation Committee may retain and engage, at its sole discretion, to the extent deemed necessary and appropriate, any compensation consultants, outside counsel or other advisors, having the sole authority to approve the firm's or advisor's fees and other retention.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee is or has been employed as an officer or employee of HCC or any of our subsidiaries. No executive officer of HCC served as a member of the board of directors or compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a member of our Board or our Compensation Committee. No executive officer or director had a relationship with us requiring disclosure under Regulation S-K Item 404(a).

Compensation Committee Risk Assessment

        It is the Company's policy to regularly monitor its compensation policies and practices to determine whether its risk management objectives are being met and to adjust those policies and practices to address any incentives that are determined to encourage risks that are reasonably likely to have a material adverse effect on the Company and any changes in its risk profile. During 2010, management conducted an assessment of the current risk profile of our compensation programs to determine whether any such programs might incentivize excessive risk behavior. Management then reviewed the risk assessment with the Compensation Committee. The risk assessment included a review of the primary design features of our compensation programs and the process for determining executive and employee compensation. The risk assessment identified numerous ways in which our compensation programs potentially mitigate risk, including:

  •
  the structure of our executive compensation program, which consists of both fixed and variable compensation, with a focus on underwriting profitability, and rewards both annual and long-term performance;

  •
  the use of multiple performance metrics under our incentive and bonus plans;

  •
  time-based vesting for stock options and restricted stock awards;

  •
  a clawback feature and cap on equity awards that are based upon a formula bonus;

  •
  regular reviews by the CEO and the Compensation Committee of

  •
  a report listing all employees receiving in excess of $250,000 in annual cash compensation; and

  •
  the Company's accrual for annual cash incentive compensation; and

  •
  effective internal controls.

        The Company did not make any material adjustments to its compensation policies or practices as a result of its assessment of compensation risk during 2010.

  Enterprise Risk Oversight Committee

        Our Enterprise Risk Oversight Committee is comprised of Robert A. Rosholt (Chairperson), Frank J. Bramanti, Leslie S. Heisz and Deborah H. Midanek. In addition, Christopher J.B. Williams and John N. Molbeck, Jr. serve as ex-officio members of the Enterprise Risk Oversight Committee. The Enterprise Risk Oversight Committee met 4 times in 2010.

        The Enterprise Risk Oversight Committee is charged with assisting the Board with oversight of risk generally, and specifically with oversight of management's responsibility to identify, assess, prioritize and manage all material risks to HCC's business objectives. In this regard, the Board has delegated to the Enterprise Risk Oversight Committee the primary responsibility of administering its enterprise risk oversight function through the Committee's review of management's assessment of risks and mitigation strategies with respect to our business. The Committee administers our annual risk assessment process and receives regular reports from our Vice President of Enterprise Risk Management, including information relating to specific risks evaluated and managed by an internal risk committee that is comprised of senior operating management. Some of the specific key risks reviewed by the Committee in 2010 included the Company's reinsurance processes, information technology security, economic capital model and Solvency II, the Company's property treaty underwriting process and interest rate volatility. As necessary, the Enterprise Risk Oversight Committee coordinates its risk oversight function with other committees of the Board, specifically including the Audit Committee, the Compensation Committee and Investment and Finance Committee. The Enterprise Risk Oversight Committee also presents a quarterly report, with recommendations as appropriate, for approval by the Board regarding risk oversight issues raised during the process. The Board discusses and acts, as necessary, on these findings pursuant to the Board's responsibility for overseeing risk management at the Company.

        In addition to the review conducted by the Compensation Committee described above at "Compensation Committee — Compensation Committee Risk Assessment", the Enterprise Risk Oversight Committee conducts a review and evaluation of our compensation policies and practices.

  Investment and Finance Committee

        Our Investment and Finance Committee is comprised of Frank J. Bramanti (Chairperson), Judy C. Bozeman, Walter M. Duer, Leslie S. Heisz and John N. Molbeck, Jr. In addition, Christopher J.B. Williams serves as an ex-officio member of the Investment and Finance Committee. The Investment and Finance Committee met 10 times in 2010.

        The Investment and Finance Committee is charged with establishing investment policies for us and our subsidiaries and directing the investment of our funds, and those of our subsidiaries, in accordance with those policies. In this regard, the Investment and Finance Committee oversees the investment management activities of our third-party investment manager and oversees our corporate financing activities.

  Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee is comprised of Thomas M. Hamilton (Chairperson), James C. Flagg, Deborah H. Midanek and James E. Oesterreicher. In addition, Christopher J.B. Williams serves as an ex officio member of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met 5 times in 2010.

        The Nominating and Corporate Governance Committee is charged with identifying and recommending to our Board individuals suitable to become members of the Board and overseeing the administration of our various policies related to corporate governance matters. Our Board has determined that each member of the Nominating and Corporate Governance Committee is independent, as independence for nominating committee members is defined in the listing standards of the NYSE.

Candidates for the Board

        The Nominating and Corporate Governance Committee has established certain criteria as guidelines in considering nominations for the Board. The criteria include:

  •
  the candidate's independence;

  •
  the candidate's depth of business experience;

  •
  the candidate's availability to serve;

  •
  the candidate's integrity and personal and professional ethics;

  •
  the balance of the business experience on the Board as a whole; and

  •
  the need for specific expertise on the Board.

        These criteria are not exhaustive, and the Nominating and Corporate Governance Committee and the Board may consider other qualifications and attributes that they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board. The Nominating and Corporate Governance Committee's goal is to assemble a Board of Directors that brings to us a variety of perspectives and skills derived from high quality business and professional experience. In order to ensure that the Board consists of members with a variety of perspectives and skills, the Nominating and Corporate Governance Committee has not set any minimum qualifications and also considers candidates with appropriate non-business backgrounds. The Committee evaluates potential nominees based on the contribution such nominee's background, experiences, perspectives and skills could have upon the overall functioning of the Board in order to ensure that the Board as a whole reflects these diverse backgrounds, experiences, perspectives and skills. While neither the Board nor the Nominating and Corporate Governance Committee has a formal diversity policy, one of many factors that the Board and the Nominating and Governance Committee carefully considers is "diversity in personal background, race, gender, age and nationality" as described in the Corporate Governance Guidelines. In addition, the Board conducts an annual self-assessment to evaluate director performance, which also serves to gauge the Board's effectiveness in achieving diversity of backgrounds, experiences and perspectives. The Board, through the Nominating and Corporate Governance Committee, has developed and maintains a director skills matrix to assist in the skills evaluation process.

        The Board of Directors believes that, based on the Nominating and Corporate Governance Committee's knowledge of our Corporate Governance Guidelines and the needs and qualifications of the Board at any given time, the Nominating and Corporate Governance Committee is best equipped to select nominees that will result in a well-qualified and well-rounded Board. In making its nominations, the Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue their service. When identifying new candidates to serve on our Board, the Nominating and Corporate Governance Committee undertakes a process that will entail the solicitation of recommendations from any of our incumbent directors, our management or our stockholders. Following a review of the qualifications, experience and backgrounds of these candidates, the Nominating and Corporate Governance Committee will make its recommendation to the Board. In addition, the Nominating and Corporate Governance Committee has the authority under its charter to retain a search firm for this purpose.

  Stockholder Recommendations

        The charter of the Nominating and Corporate Governance Committee provides that the committee will consider proposals for nominees for director from stockholders. Stockholder nominations for director should be made in writing to HCC Insurance Holdings, Inc., 13403 Northwest Freeway, Houston, Texas 77040-6094, ATTN: Secretary. The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders based on the criteria described above. Although the Nominating and Corporate Governance Committee will consider such candidates, the Board may ultimately determine not to nominate those candidates.

        In order to recommend an individual as a candidate for nomination as a director at a meeting of stockholders, we require that a stockholder follow the procedures set forth in this section. In order to recommend a nominee for a director position, a stockholder must own shares at the time such stockholder gives notice of recommendation and must be entitled to vote for the election of directors at the meeting at which such nominee will be considered. Stockholder recommendations must be made pursuant to written notice delivered to our Secretary at the address set forth above:

  •
  in the case of a nomination for election at an annual meeting, not less than 45 days nor more than 75 days prior to the first anniversary of the date of our notice of annual meeting for the preceding year's annual meeting; and

  •
  in the case of a special meeting at which directors are to be elected, no later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the meeting and of the nominees proposed by our Board of Directors to be elected at the special meeting.

        In the event that the date of the annual meeting is changed by more than 30 days from the anniversary date of the preceding year's annual meeting, the stockholder notice described above will be deemed timely if it is received no later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

        The stockholder's notice must set forth the following:

  •
  as to each person the stockholder proposes to nominate for election as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act, and such person's written consent to serve as a director if elected; and

  •
  as to the nominating stockholder and the beneficial owner, if any, on whose behalf the nomination is made, such stockholder's and beneficial owner's name and address as they appear on our books, the class and number of shares that are owned beneficially and of record by such stockholder and such beneficial owner, and an affirmative statement of whether either such stockholder or such beneficial owner intends to deliver a proxy statement and form of proxy to a sufficient number of stockholders to elect such nominee or nominees.

        In addition to complying with the foregoing procedures, any stockholder recommending a director candidate must also comply with all applicable requirements of the Exchange Act, including the rules and regulations under such Act.

Communications with the Board

        The Corporate Governance Guidelines provide that our stockholders and other interested parties may communicate with one or more of our directors by sending their communications to: HCC Insurance Holdings, Inc., 13403 Northwest Freeway, Houston, Texas 77040-6094, ATTN: Secretary. Such communications should specify the intended recipient or recipients. All such communications, other than unsolicited commercial solicitations, will be forwarded to the appropriate director, or directors, for review.

Certain Relationships and Related Party Transactions

        We are not a party to any transaction with executive officers or directors that is required to be disclosed under Item 404(a) of Regulation S-K.

        There are no family relationships among the executive officers and directors, and there are no arrangements or understandings between any Independent Director or any other person pursuant to which that Independent Director was selected as a director.

  Board Ratification of Related Transactions

        Not less than annually, our Board undertakes the review and approval of all related-party transactions. This policy covers any transaction valued at greater than $120,000 between us or our subsidiaries and any of our executive officers, directors, nominees for director, holders of greater than five percent of our shares, and any of such parties' immediate family members. Under our policy, covered transactions are to be reviewed by the disinterested members of our Board, who shall satisfy themselves that (i) all material facts with respect to the transaction have been disclosed to the Board for its consideration and (ii) that the transaction is fair to HCC. As a result of this review, approval of a transaction may be denied if the transaction is not fair to HCC or is otherwise a violation of our Code of Business Conduct and Ethics.

Information Regarding Executive Officers Who Are Not Nominees for Director

Name	Principal Occupation During the Past Five Years	Age	Served the Company Since
Barry J. Cook	Mr. Cook has served as Executive Vice President of International Operations of HCC and Chief Executive Officer of HCC Insurance Holdings (International) Limited, with oversight for our international operations, since 2006. From 1992 to 2005, Mr. Cook served as Chief Executive Officer of Rattner Mackenzie Limited, which we acquired in 1999.	50	1999

Name	Principal Occupation During the Past Five Years	Age	Served the Company Since
Brad T. Irick	Mr. Irick has served as Executive Vice President of HCC since May 2010 and Chief Financial Officer of HCC since August 2010. Prior to joining HCC, Mr. Irick was with PricewaterhouseCoopers LLC for 18 years, where he served as audit and advisory partner for several multinational public insurance company clients, including HCC, between 2004 and the first half of 2007. Prior to PricewaterhouseCoopers LLC, Mr. Irick was at KPMG. Mr. Irick is a Certified Public Accountant.	44	2010
Craig J. Kelbel	Mr. Kelbel has served as Executive Vice President of Life, Accident & Health Operations of HCC since 2002 and President and Chief Executive Officer of HCC Life Insurance Company since 2005. Prior to joining HCC, Mr. Kelbel was the President of USBenefits Insurance Services, Inc. and Vice President of its parent company, The Centris Group, Inc., which was acquired by HCC in 1999. Mr. Kelbel has over 35 years of experience in the insurance industry.	56	1999
Pamela J. Penny
	Ms. Penny has served as Executive Vice President and Chief Accounting Officer of HCC since 2008. She previously served as Senior Vice President — Finance from 2004 to November 2008. Prior to joining HCC, Ms. Penny served as Senior Vice President and Controller for Aegis Mortgage Corporation from 2003 to 2004 and in varying capacities with American International Group, Inc. (formerly American General Corporation), including Senior Vice President & Controller of American General, from 1991 to 2003. Prior to that time, she was a partner in the international accounting firm KPMG LLP. Ms. Penny is a Certified Public Accountant.	56	2004
Randy D. Rinicella	Mr. Rinicella has served as Senior Vice President, General Counsel and Secretary of HCC since 2007. Prior to joining HCC, Mr. Rinicella was Vice President, General Counsel and Secretary of Dresser-Rand Group, Inc., a publicly-traded equipment supplier to the worldwide oil, gas, petrochemical and process industries, from 2005 until 2007. Mr. Rinicella was a shareholder at the national law firm of Buchanan Ingersoll PC from 2004 until 2005, where he was a member of the firm's corporate finance & technology practice, and a partner in the law firm of Roetzel & Andress from 2002 to 2004.	53	2007

Name	Principal Occupation During the Past Five Years	Age	Served the Company Since
Michael J. Schell	Mr. Schell has served as Executive Vice President of HCC since 2002. In addition since 2010, Mr. Schell has served as our Chief Property and Casualty Insurance Officer, with oversight for our property and casualty operations. From 2007 to 2010 Mr. Schell served as our Chief Underwriting Officer. Prior to joining HCC in 2002, Mr. Schell was with the St. Paul Companies for 25 years, most recently as President and Chief Operating Officer of St. Paul Re.	60	2002
W. Tobin Whamond
	Mr. Whamond has served as Executive Vice President of HCC since May 2009 and Chief Operating Officer of HCC since August 2010. He served as Chief Financial Officer of HCC from August 2009 to August 2010. Prior to joining HCC, Mr. Whamond served in varying capacities with Wachovia Capital Markets, LLC from 2002 to March 2009, including Managing Director, Mergers and Acquisitions — Head of Financial Institutions M&A. Prior to 2002, he was employed in the investment banking industry with several firms, including Goldman, Sachs & Co., from 1993 to 2002, CS First Boston Corp., from 1990 to 1993, and Drexel Burnham Lambert, Inc., from 1988 to 1990.	44	2009

        All of our executive officers also serve as directors and officers of various of our subsidiaries.

PROPOSAL NUMBER 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

        HCC's compensation program for Named Executive Officers is intended to (1) support the execution of our business strategy and long-term financial objectives, (2) attract and retain a talented team of executives who will provide leadership for the Company's success in dynamic, competitive markets and products, (3) foster performance in the creation of long-term stockholder value and (4) reward executives for contributions at a level reflecting our performance. Our Compensation Committee has designed our executive compensation program based on principles that reflect these objectives. These principles have contributed to the Company's strong performance and rewarded executives based on this performance. See "Executive Compensation — Compensation Discussion and Analysis" for additional discussion.

        The Company is presenting this proposal, commonly known as a "Say-on-Pay" proposal, which gives you, as a stockholder, the opportunity to endorse or not endorse the compensation of our Named Executive Officers through an advisory vote for or against the following resolution:

  "Resolved, that the stockholders approve the compensation of our Named Executive Officers, as described in the Compensation Discussion and Analysis and the related compensation tables (together with the accompanying narrative disclosure) in this Proxy Statement."

        The Board of Directors recommends that stockholders endorse the compensation program for our Named Executive Officers by voting FOR the above resolution. We believe that executive compensation for 2010 is reasonable and appropriate and, as discussed in the Compensation Discussion and Analysis (the "CD&A") contained in this Proxy Statement, is justified by the performance of the Company. Our compensation programs are the result of a carefully considered approach and reflect advice received from the Compensation Committee's independent compensation consultant.

        In deciding how to vote on this proposal, the Board asks you to consider the following factors, many of which are more fully discussed in the CD&A:

Performance

        The Company believes the compensation programs for the Named Executive Officers were instrumental in helping the Company achieve strong financial performance in the challenging property and casualty and macroeconomic environment of 2010.

  •
  Our total compounded annual return on tangible book value was number one among our peers over the prior five- and ten-year periods at 17.7% and 21.9%, respectively.

  •
  Our book value per share increased by 7.9% in 2010.

  •
  Our net earnings for 2010 were $345.1 million.

  •
  Our GAAP combined ratio for 2010 was 84.6%, compared to 84.0% for 2009.

  •
  Our accident year combined ratio for 2010 was 85.6%, compared to 86.6% for 2009.

  •
  Our return on average equity ("ROE") was 10.9% in 2010.

  •
  We declared quarterly dividends totaling $0.56 per share in 2010. HCC has paid cash dividends for 60 consecutive quarters.

  •
  During 2010, we returned an additional $35.1 million to stockholders by repurchasing 1.3 million shares of our common stock under our previously-announced stock repurchase plan.

Compensation

        The Company believes that its executive compensation programs, which emphasize annual incentive awards and long-term equity awards, satisfy the objectives described above and are strongly aligned with the long-term interests of its stockholders.

  •
  We emphasize pay for performance and structure our compensation programs to provide appropriate incentives to executives to drive business and financial results. Our Named Executive Officers received annual incentive awards based, in part, on Company performance relative to net earnings. The amount of these awards reflected our actual performance against this metric.

  •
  Our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

Corporate Governance

        The Company believes that its executive compensation program is aligned with good corporate governance.

  •
  We continue to have stock ownership guidelines with consequences if guidelines are not adhered to or are not met within the initial five-year time-frame.

  •
  We have adopted hold requirements on stock-based awards that focus executives on the longer-term effect of decisions made and have a policy that prohibits the hedging of Company stock by directors and employees.

  •
  In order to encourage our Named Executive Officers to focus on the best interests of stockholders, we have entered into employment agreements with each of our executive officers. These employment agreements contain restrictive covenants relating to non-competition, non-solicitation and confidentiality, following a termination of employment.

        This vote is mandated by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act. As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, values the feedback received from stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE "FOR" THE APPROVAL OF OUR EXECUTIVE COMPENSATION PROGRAM

PROPOSAL NUMBER 3 — ADVISORY VOTE ON FREQUENCY OF
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

        In addition to providing an advisory vote on the compensation of the Company's Named Executive Officers, the Company is requesting stockholders to indicate their preference for the frequency in which these advisory votes on executive compensation should take place in the future – every one, two or three years. This vote is mandated by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act. Stockholders may indicate their preference on this advisory vote by choosing an annual, biennual or triennial vote frequency, or abstaining on this vote. We will ask stockholders not less than every six years whether they desire a different vote frequency on the advisory vote on executive compensation.

        The Board of Directors recommends that stockholders approve the Company conducting an advisory vote on executive compensation annually. The Company believes that a more frequent review of our compensation practices will better align our executive compensation practices with stockholder interests. For these reasons, the Company believes that stockholders should support an annual advisory vote on executive compensation.

        As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, and the Board value the opinions expressed by stockholders in their vote on this proposal, and will consider the outcome of the vote when making a decision about the frequency of the Company's future advisory votes on executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE "FOR" AN ANNUAL ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL NUMBER 4 — RATIFICATION OF OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2011

        Our Audit Committee has selected PricewaterhouseCoopers LLP ("PWC") to serve as our independent registered public accounting firm to examine our consolidated financial statements for the year ending December 31, 2011. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent auditor, we are requesting, as a matter of good corporate governance, that the stockholders ratify the appointment of PWC as our principal independent registered public accounting firm. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain PWC and may retain that firm or another without re-submitting the matter to our stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in our best interests and in the best interests of our stockholders.

        PWC's representatives are expected to be present at the 2011 Annual Meeting and will have an opportunity to make a statement, if they so desire, as well as to respond to appropriate questions asked by our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS
VOTE "FOR" THE RATIFICATION OF THE SELECTION OF
PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR CALENDAR YEAR 2011

Fees Paid to PricewaterhouseCoopers LLP

        Aggregate fees billed or estimated to be billed to the Company for the years ended December 31, 2010 and 2009 by its principal accounting firm PWC were as follows:

	Year Ended December 31,
	2010	2009
Audit Fees(1)	$4,002,065	$3,923,560
Audit-related Fees(2)	67,192	25,000
Tax Fees(3)	169,895	343,507
All Other Fees(4)	16,762	5,694

Total Fees	$4,255,914	$4,297,761

(1)
For professional services rendered for the audit of our consolidated financial statements and statutory financial statements of our insurance company subsidiaries, actuarial certifications, review of our interim financial statements, review of our systems of internal control over financial reporting, services rendered for our 2009 debt offering and other professional services related to SEC registration statements.

(2)
For agreed upon procedures related to the audit or review of our financial statements that were not reportable as Audit Fees, as well as advice with respect to U.K. solvency regulations.

(3)
For professional fees related to the preparation of selected domestic and foreign tax returns, as well as advice with respect to domestic and international tax issues related to tax return compliance and the acquisition, disposition or reorganization of subsidiaries.

(4)
Primarily for licenses for electronic databases and training courses for our employees.

        The services provided by PWC described in "Audit-related Fees," "Tax Fees" and "All Other Fees" above, were approved by the Audit Committee according to Rule 2-01(c)(7)(i)(C) of Regulation S-X. The

Audit Committee has determined the rendering of the above-mentioned non-audit services by PWC was compatible with maintaining our independent registered public accounting firm's independence.

Audit Committee Pre-Approval Policies and Procedures

        The Audit Committee's policy provides that our independent registered public accounting firm may provide only those services pre-approved by the Audit Committee or its designated subcommittee. The Audit Committee is required to pre-approve all auditing services and non-audit services that are provided to us. If the Audit Committee approves an audit service within the scope of the engagement of the independent registered public accounting firm, such audit service will be deemed to have been pre-approved.

        Committee pre-approval is not required under the policies of the Audit Committee for non-audit services provided by the independent registered public accounting firm if (i) the aggregate amount of all such non-audit services provided to HCC constitutes not more than the 5% of the total amount of fees paid by us to the independent registered public accounting firm during the year in which such non-audit services are provided, (ii) such non-audit services were not recognized by us at the time of the independent registered public accounting firm's engagement to be non-audit services, and (iii) such non-audit services are promptly brought to the attention of the Committee and approved by the Committee prior to the completion of the audit.

        The Audit Committee may delegate to one or more members of the Audit Committee the authority to grant pre-approval of non-audit services. However, the decision of any member to whom such authority is delegated to pre-approve non-audit services shall be presented to the full Audit Committee for its approval at its next scheduled meeting. As of the record date, there had been no such delegation.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

        Our executive compensation program is intended to (1) support the execution of our business strategy and long-term financial objectives, (2) attract and retain a talented team of executives who will provide leadership for the Company's success in dynamic, competitive markets and products, (3) foster performance in the creation of long-term stockholder value and (4) reward executives for contributions at a level reflecting our performance. Our Compensation Committee has designed our executive compensation program based on principles that reflect these objectives. These principles have contributed to the Company's strong performance and rewarded executives based on this performance. Among the positive results for 2010 were the following:

  •
  Our total compounded annual return on tangible book value was number one among our peers over the prior five- and ten-year periods at 17.7% and 21.9%, respectively.

  •
  Our book value per share increased by 7.9% in 2010.

  •
  Our net earnings for 2010 were $345.1 million.

  •
  Our GAAP combined ratio for 2010 was 84.6%, compared to 84.0% for 2009.

  •
  Our accident year combined ratio for 2010 was 85.6%, compared to 86.6% for 2009.

  •
  Our ROE was 10.9% in 2010.

        The Company's executive compensation programs, which emphasize annual incentive awards and long-term equity awards, are strongly aligned with the long-term interests of its stockholders. We emphasize pay for performance and structure our compensation programs to provide appropriate incentives to executives to drive business and financial results. Our Named Executive Officers received annual incentive awards based, in part, on Company performance relative to net earnings. The amount of these awards reflected our actual performance on these metrics.

        The Company also believes that its executive compensation program is aligned with good corporate governance:

  •
  We continue to have stock ownership guidelines with consequences if guidelines are not adhered to or are not met within the initial five-year time-frame.

  •
  We have adopted hold requirements on stock-based awards that focus executives on the longer-term effect of decisions made and have a policy that prohibits the hedging of Company stock by directors and employees.

  •
  In order to encourage our Named Executive Officers to focus on the best interests of stockholders, we have entered into employment agreements with each of our executive officers. These employment agreements contain restrictive covenants relating to non-competition, non-solicitation and confidentiality, following a termination of employment.

        This Compensation Discussion and Analysis further explains the philosophy underlying our compensation strategy and the fundamental elements of compensation paid to our Chief Executive Officer, Chief Financial Officer, and other executives named in the 2010 Summary Compensation Table (the "Named Executive Officers" or "NEOs"). Specifically, this Compensation Discussion and Analysis addresses the following:

  •
  Objectives of our compensation programs;

  •
  What our compensation programs are designed to reward;

  •
  Elements of compensation provided to the Named Executive Officers;

  •
  How we determine each element of compensation and why we pay each element;

  •
  How we determine executive officer compensation; and

  •
  Other important compensation policies affecting the Named Executive Officers.

Objectives of Our Compensation Programs

        Our business plan is shaped by our underlying business philosophy, which is to maximize underwriting profit while managing risk in order to preserve stockholders' equity, grow book value and maximize earnings. As a result, our primary objective is to increase net earnings and grow book value, rather than to grow market share or gross written premium.

        In our ongoing operations, we will continue to:

  •
  emphasize the underwriting of lines of business in which we anticipate we will earn underwriting profits (based on various factors, including premium rates, the availability and cost of reinsurance, policy terms and conditions, and general market conditions);

  •
  limit our insurance companies' aggregate net loss exposure from a catastrophic loss through

  •
  prudent underwriting,

  •
  the use of reinsurance for those lines of business exposed to such losses, and

  •
  diversification into lines of business not exposed to such losses; and

  •
  consider the potential acquisition of specialty insurance operations.

        With the goal of assisting in achieving the foregoing business strategy, our Compensation Committee designs our compensation programs to:

  •
  recruit and retain top executive officers who are experienced, highly qualified individuals in a position to make significant contributions to our success;

  •
  provide incentives to motivate executive officers to ensure exceptional performance and desired financial results and to reward such performance;

  •
  provide an opportunity for executives to develop a significant ownership stake in our Company; and

  •
  align the executive officers' interests with the long-term interests of our stockholders.

What Our Compensation Programs Are Designed to Reward

        Our compensation programs are designed to reward executive officers who are capable of leading us in achieving our business strategy on both a short-term and long-term basis. In addition, we reward qualities that we believe help achieve our strategy such as:

  •
  individual performance in light of general economic and industry-specific conditions;

  •
  individual performance that supports our core values;

  •
  teamwork;

  •
  resourcefulness;

  •
  the ability to manage our business;

  •
  level of job responsibility; and

  •
  tenure with our Company.

How We Determine Executive Officer Compensation

        Role of the Compensation Committee.    The Compensation Committee is composed of independent directors and is responsible for reviewing, approving, and monitoring compensation policies and programs that are consistent with the Company's business strategy and are aligned with stockholders' interest. Specifically, the Compensation Committee is responsible for:

  •
  reviewing and approving the corporate goals and objectives relevant to the compensation of the CEO and other executive officers;

  •
  reviewing and approving the performance and compensation of the CEO;

  •
  reviewing and approving annual incentive awards to executive officers; and

  •
  reviewing and approving equity-based compensation plans and grants of all awards under such plans.

        Under our current policy, the Compensation Committee also approves the terms of each Named Executive Officer's employment agreement and any modifications that are necessary from time to time.

        Role of Management.    The Compensation Committee regularly meets with the CEO to receive reports and recommendations regarding the compensation of our executive officers other than the CEO. In particular, the CEO recommends to the Compensation Committee annual pay increases, discretionary annual bonuses, cash incentive awards and long-term incentive grants for the Named Executive Officers other than himself. The Compensation Committee then evaluates each executive officer, determines whether the CEO will receive any annual pay increase, sets performance criteria for discretionary annual incentive bonuses, and makes long-term incentive grants, if any. As part of its evaluation process, the Compensation Committee considers the Company's performance (including performance relative to peers), internal equity and consistency, the executive officer's individual performance over the prior year, changes in responsibilities, and future potential as well as data available from objective, professionally-conducted market studies obtained from a range of industry and general market sources. Although the Compensation Committee considers the CEO's recommendations, the final decisions regarding base salary, annual incentive awards and equity awards are made by the Compensation Committee.

        Role of the Compensation Consultant.    The Compensation Committee has retained Pearl Meyer & Partners ("Pearl Meyer") as its outside compensation consultant to advise it in connection with executive compensation matters. Beginning in November 2010, a consultant from Pearl Meyer began attending meetings of the Compensation Committee and reported directly and exclusively to the Compensation Committee on matters relating to compensation for the Company's Named Executive Officers. During 2010, the Compensation Committee requested that Pearl Meyer:

  •
  review and provide a competitive assessment of the Company's compensation plan design; and

  •
  provide market data, historical compensation information, competitive practice information and recommendations regarding appropriate peer groups, compensation trends and strategy, and governance developments.

        During 2010, Pearl Meyer provided no services to the Company other than those provided to the Compensation Committee.

Elements of Compensation Provided to the Named Executive Officers

        We have determined that our Company's and our stockholders' interests are best served by entering into multi-year employment agreements with the Named Executive Officers. Such agreements are the result of arms' length negotiations between the Named Executive Officer and the Compensation Committee. We believe that such multi-year employment arrangements benefit us and our stockholders by permitting us to attract and retain executive officers with demonstrated leadership abilities and to secure the services of such executive officers over an extended period of time. In addition, multi-year employment agreements align executive interests with the long-term interests of HCC and serve our recruitment and retention goals by providing executive officers with security based on the knowledge of how they will be compensated over the term of the agreement, while at the same time providing the Company with significant protections regarding non-competition, non-solicitation of business and employees and confidential business information. A summary of the principal terms of these employment agreements is included below under the caption "Employment Agreements and Potential Payments Upon Certain Events."

        The elements of compensation that we used during 2010 to compensate the Named Executive Officers included:

  •
  Base salary;

  •
  Annual incentive awards;

  •
  Long-term equity awards;

  •
  Nonqualified deferred compensation;

  •
  Perquisites; and

  •
  Health, welfare and retirement benefits.

How We Determine Each Element of Compensation and Why We Pay Each Element

        General.    In determining the amounts of each element and the aggregate compensation for our Named Executive Officers, we do not use any specific formulae or attempt to satisfy any specific ratio for compensation among our executive officers. Likewise, we do not generally have a policy or guidelines for allocating compensation between long-term and currently paid compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. The Compensation Committee views the various components of compensation as related, but distinct, and therefore regularly evaluates the appropriate mix of elements. The Compensation Committee has not engaged in any formal benchmarking processes with respect to compensation of Named Executive Officers. The Compensation Committee has instead relied on the general knowledge, experience and good judgment of its members, both with regard to competitive compensation levels and the relative success that our Company has achieved.

        Pay decisions related to incentive-based compensation for our Named Executive Officers are based on a reasoned, subjective assessment of objective and subjective factors that are weighted approximately as follows:

  •
  two-thirds based on a consideration of the Company's performance during a given year against our budgeted performance as established in our annual budgeting process; and

  •
  one-third based on an assessment of individual factors with respect to the particular Named Executive Officer.

        For the two-thirds based on our budgeted performance goals, the Compensation Committee considers each of four factors. The Compensation Committee believes these factors are appropriate measures in determining whether the objectives of our compensation programs are being met. In particular, the Compensation Committee considers the Company's:

  •
  actual reported GAAP combined ratio, compared to budgeted GAAP combined ratio;

  •
  actual return on equity compared to budgeted return on equity;

  •
  actual total underwriting profit compared to budgeted total underwriting profit; and

  •
  actual net investment income compared to budgeted net investment income.

        For the one-third based on an assessment of individual factors, the Compensation Committee considers an executive officer's:

  •
  individual performance;

  •
  future potential;

  •
  years of service;

  •
  level of experience;

  •
  areas of responsibility; and

  •
  total compensation opportunities relative to other members of management of HCC and its subsidiaries.

        Because of the significant incentive opportunities available to managers of our subsidiaries based on the subsidiary's performance, the Compensation Committee also evaluates total compensation to our Named Executive Officers in relation to such managers to ensure overall fairness between the compensation opportunities available at both the subsidiary and the corporate level. The differences in the aggregate compensation between our President and Chief Executive Officer, our Executive Vice President and Chief Financial Officer, and our other Named Executive Officers reflect the relative responsibilities with respect to their respective positions.

        Base Salary.    Base salary provides a fixed base level of compensation for our executives for the services they render during the year. The purpose of base salary is to compensate our Named Executive Officers in light of their respective roles and responsibilities over time. Base salary is essential to allow us to compete in the employment marketplace for talent and is an important component of total compensation for the Named Executive Officers. It is vital to our goal of recruiting and retaining executive officers with proven abilities. The level of base salary for each Named Executive Officer was established in the executive officer's employment agreement upon the date of hire or the date of renewal of an existing employment agreement. Base salary was initially determined for each executive officer based on the abilities, qualifications, accomplishments, and prior work experience of the executive officer. Base salary in a renewal agreement was determined based on the same criteria, but also on how the executive officer performed under his previously existing agreement and on the length of the executive officer's tenure with HCC.

        While upward adjustments of base salary are generally specified in the executive officer's employment agreement, adjustments may also be considered on a discretionary basis annually. In deciding whether to make a discretionary increase to a Named Executive Officer's compensation, we consider the consistency of the executive officer's individual performance over the prior year, changes in the executive officer's responsibilities, the executive officer's future potential and internal pay equity. We also consider data available from objective, professionally-conducted market studies obtained from a range of industry and general market sources.

        Base salaries for 2010 were set in accordance with the terms of the respective employment agreements of our Named Executive Officers. Contractual increases, if any, from the prior year are shown in the 2010 Summary Compensation Table. The Compensation Committee did not award any discretionary salary increases under existing employment agreements in 2010.

        Annual Incentive Awards.    Annual incentive compensation is intended to motivate and reward our Named Executive Officers for performance in achieving our business objectives.

        2010 Cash Performance Awards.    In 2008, our Board adopted and our stockholders approved the HCC Insurance Holdings, Inc. 2008 Flexible Incentive Plan (the "2008 FIP"). Under the 2008 FIP, we can

pay performance awards in the form of annual cash incentive compensation payments to certain of our employees. The 2008 FIP is intended to advance our interests and those of our stockholders by:

  •
  rewarding superior performance;

  •
  motivating our Named Executive Officers;

  •
  attracting and retaining key executives; and

  •
  fostering accountability and teamwork.

        Under the 2008 FIP, we grant awards of incentive compensation that may be paid to a participant upon our satisfaction of corporate performance goals. We limit cash performance awards under the 2008 FIP to our CEO, CFO and any of our other employees whose compensation is potentially subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code of 1986. Participants are designated by the Compensation Committee. For 2010, Mr. Molbeck, Mr. Kelbel, Mr. Schell and Mr. Whamond received cash performance awards under the 2008 FIP. Mr. Irick did not receive an award because he was not an employee at the date the 2010 targets were established. Mr. Cook did not receive an award because greater than half of his compensation costs were allocated to UK and Spain subsidiaries of the Company since he resides and works in the UK. Our Compensation Committee established maximum bonus amounts for each of these executives, expressed as a percentage of pretax income for HCC. The maximum targets were as follows:

Named Executive Officer	% of Pretax Income
Mr. Molbeck	1.00%
Mr. Kelbel	0.25%
Mr. Schell	0.25%
Mr. Whamond	0.25%

        For 2010, our pretax income was $489.8 million. After the conclusion of the calendar year, the Compensation Committee calculates the maximum bonus amount based on the compensation targets established for each executive officer and then determines the actual bonus amounts based on a reasoned, subjective assessment of objective and subjective factors (including actual operating results against budget, the achievement of personal objectives, individual performance and equitable considerations among similarly situated executives) to arrive at the actual bonus amount for a particular executive officer, which in each case is equal to or less than the maximum bonus amount under the plan.

        Our Compensation Committee uses "negative discretion" in determining the actual annual cash incentive awards for the participants in the 2008 FIP as allowed under Section 162(m). For purposes of Section 162(m), the maximum annual incentive award is determined to the extent we achieve our performance goal of pretax income. The Compensation Committee then exercises its negative discretion to reduce the actual annual incentive awards to reflect actual corporate, business unit and individual performance. By setting a high amount that can then be reduced, we believe our annual incentive payments qualify for full deductibility under Section 162(m). Any reduction is not a negative reflection on the performance of our Company or our Named Executive Officers, but rather is done to ensure maximum flexibility with respect to the payment of performance-based bonuses. If the Compensation Committee were to have instead funded the incentive pool at a minimum threshold and used discretion to increase the amounts to reflect Company and individual performance, actual payouts would not qualify for the Section 162(m) tax deduction. For further information on Section 162(m), see "Tax Deductibility of the Named Executive Officers' Incentives and Equity Compensation" below.

        Discretionary Annual Incentive Awards.    Mr. Irick and Mr. Cook, who were not participants in cash performance awards made under the 2008 FIP, were eligible for a discretionary annual incentive award. Like awards under the 2008 FIP, these discretionary annual incentive awards are designed to advance our interests and those of our stockholders. Both awards are intended to achieve the same goals of attracting, rewarding, motivating and retaining key executives and fostering accountability and teamwork. Mr. Irick was entitled to a minimum annual incentive award for 2010 of $200,000 under the terms of the employment agreement he entered into in connection with his assumption of the duties of Executive Vice President and Chief Financial Officer.

        For 2010, the actual payouts under our 2008 FIP, as well as the actual amount of discretionary annual incentive awards for Mr. Irick and Mr. Cook, were determined by the Compensation Committee based upon the following factors, which include corporate and individual performance:

  •
  GAAP combined ratio of 84.6% against budget of 85.0%;

  •
  ROE for 2010 of 10.9% against budget of 10.1%;

  •
  Total underwriting profit of $548.6 million against budget of $559.3 million;

  •
  Overall investment results of $203.8 million against budget of $196.9 million;

  •
  Individual effort by the executive in assisting us to achieve our goals (as discussed below);

  •
  Our performance relative to peers;

  •
  Our performance in 2010 relative to prior years;

  •
  Our performance given the general conditions in the industry;

  •
  Equitable considerations among similarly situated officers; and

  •
  Past bonus compensation.

        No formula was applied to these measures in arriving at the actual bonus amounts, although performance against budget was weighted roughly two-thirds, while individual factors were weighted approximately one-third. The peer group adopted by the Compensation Committee with input from management was comprised of: American Financial Group, Argo Group International Holdings, Ltd., The Chubb Corporation, Markel Corporation, Navigators Group, Inc., Old Republic International Corporation, RLI Corp., The Travelers Companies and W.R. Berkley Corporation. These companies were selected on the basis that they have significant specialty insurance operations and compete with the Company for talent, stockholders investments and in the marketplace for business.

        The following summarizes the key individual performance factors, considered by the Committee for each of the Named Executive Officers in determining the bonus payments:

        Mr. Molbeck — demonstrated leadership by (i) outperforming the Company's peer group in GAAP and accident year combined ratio; (ii) achieving or exceeding budgeted pretax income, expense ratio and growth in book value per share; (ii) significantly reducing the risk involved with any delay in financial reporting and the year-end budgeting process; (iv) successfully integrating capital modeling into the business and risk management process; (v) reorganizing the Company's management where necessary and strengthening the top management team; (vi) assuring the Company continues to implement and execute a long-term strategy that maximizes opportunities and considers risks; (vii) maintaining excellent financial strength ratings with key ratings agencies; and (viii) successfully overseeing the implementation of HCC's rebranding initiative.

        Mr. Irick — (i) successfully transitioned to the position of Chief Financial Officer; (ii) significantly improved the Company's financial reporting processes; (iii) successfully worked with the CEO to implement new segment reporting; and (iv) effectively reorganized the accounting function.

        Mr. Cook — (i) achieved annual budget objectives; (ii) continued to develop our Lloyd's platform as our primary access to international business; (iii) assumed direct responsibility for the reporting of line of business underwriters; and (iv) developed new business opportunities for the Company consistent with its strategic plan.

        Mr. Kelbel — (i) achieved annual budget objectives; (ii) developed members of management consistent with the Company's succession plan; (iii) continued evaluation and analysis of the impact of the Affordable Healthcare and Patient Protection Act and the implications to the Company's business; and (iv) initiated and evaluated a number of potential merger and acquisition candidates.

        Mr. Schell — (i) demonstrated leadership in managing the Company's gross and net loss ratio; (ii) managed the Company's catastrophe aggregates; (iii) assisted the CEO in reorganizing the Company's Professional Liability segment; and (iv) continued to develop and strengthen our claims processes and performance.

        Mr. Whamond — (i) successfully transitioned to the role as Chief Operating Officer; (ii) successfully reorganized the Treasury function to improve the Company's ability to efficiently invest its cash; (iii) coordinated merger and acquisition activity with subsidiary management; and (iv) directed the Company's efforts to streamline the financial reporting and planning processes.

        Taking these factors into account and utilizing reasoned, subjective judgment, the Compensation Committee approved the following bonus payments for 2010:

Named Executive Officer	2010 Bonus Payments
Mr. Molbeck	$3,250,000
Mr. Irick	$250,000
Mr. Cook	$978,000
Mr. Kelbel	$675,000
Mr. Schell	$725,000
Mr. Whamond	$500,000

        Long-Term Equity Awards.    We have historically granted stock options to our executive officers, since we believe this element of compensation aligns their interests with the long-term interests of our stockholders. We believe that stock options provide incentive for increased stockholder value because they only provide value to the Named Executive Officers to the extent that the price of our common stock appreciates, and they serve as a good retention vehicle for the Named Executive Officers because they vest based on the executive officer's continued employment. We also grant restricted stock awards that generally cliff vest at a later date. These long-term equity awards also serve the goal of allowing our executives to obtain a significant stake in our company.

        On January 4, 2010, our Compensation Committee granted awards of restricted stock to certain key employees that were initially identified by the CEO and finally determined by the Compensation Committee. This group included the Named Executive Officers, the Company's other Section 16 reporting officers, subsidiary CEOs and senior underwriting and operating executives, and other corporate executives in a position to make a meaningful and substantial impact on the Company's ability to meet its strategic goals and objectives. These awards were made under the 2008 FIP. The Compensation Committee chose to award restricted stock in order to enhance executive retention (due to the cliff vesting of the award) and stock ownership (due to inherent value of the award). The grant amounts were based on an approximate multiple of the grantees' current annual cash compensation (1X base salary and bonus for CEO, 1X base salary for NEOs, and .5X to 1X base salary for other individuals identified as key employees) and totaled $9.1 million. The awards generally vest after five years from the date of grant, although they are subject to an additional second restriction period of five years unless the grantee has met applicable stock ownership requirements. In addition, Mr. Molbeck's award was comprised of 25% time-vesting restricted stock and 75% performance-vesting restricted stock. The performance-vesting restricted stock will vest based upon the Company's achievement of compound annual growth in book value as compared to the Company's peers according to the following schedule:

Company Growth Rate vs. Median Peer Company Growth Rate	% Vesting
< 100%	0%
= 100%	33.3%
> 100% and < 120%	Interpolated
≥ 120%	100%

        The peer group used for Mr. Molbeck's award is the same peer group used by the Compensation Committee in connection with annual incentive awards.

        In addition, during 2010, our Compensation Committee granted awards of restricted stock and/or stock options to Mr. Irick, Mr. Schell and Mr. Whamond in connection with such individual's employment with the Company (in the case of Mr. Irick) or promotion (in the case of Mr. Schell and Mr. Whamond).

        Additional equity awards may be made at any of our Compensation Committee meetings during the year. The Compensation Committee's policy is to set the exercise price of stock option awards at the closing price of our stock on the date of the Compensation Committee meeting at which such options are granted. We do not coordinate the grant of awards with the release of earnings for any purpose, including the purpose of affecting the value of executive compensation.

        Nonqualified Deferred Compensation.    We have adopted a nonqualified deferred compensation plan for Mr. Molbeck, pursuant to which he is entitled to the payment of deferred compensation. We believe the tax benefit from our deferring payment of a portion of compensation is valuable to Mr. Molbeck and assists us in meeting our retention goals. Paying a portion of base compensation as deferred compensation also ensures Mr. Molbeck's total compensation will be fully tax deductible. See "2010 Nonqualified Deferred Compensation Table" for detail.

        Perquisites.    Our current policy is that the costs of perquisites will constitute only a small percentage of each Named Executive Officer's total compensation. In general, the perquisites that an executive officer is eligible to receive are contained in such executive's employment agreement. In some instances, our Named Executive Officers were provided perquisites by their previous employers, and we offered comparable perquisites in order to attract these Named Executive Officers. Perquisites may include: extended medical benefits; a corporate apartment; personal travel on the corporate aircraft; payment of club dues; payment of life and disability insurance premiums; payment of relocation expenses; and physical exams.

        Employee Benefits.    Our Named Executive Officers have the opportunity to participate in a number of benefit programs that are generally available to all of our U.S. or U.K. employees, as applicable. The Named Executive Officers are eligible to participate in Company-sponsored benefit programs on the same terms and conditions as those generally provided to other salaried employees; however, in some instances described below, the executives are entitled to additional benefits. These benefits include:

          Health and Insurance Plans.    Basic health benefits, dental benefits, disability protection, life insurance, and similar programs are provided to make certain that access to healthcare and income protection is available to our employees and the employees' family members. The cost of Company-sponsored benefit programs is negotiated by us with the providers of such benefits. In general, the Named Executive Officers contribute to the cost of the benefits; however, medical benefits are provided to Mr. Molbeck at no cost to him consistent with the terms of his prior employment agreement with us.

          In addition, under the terms of their respective employment agreements, each of Mr. Molbeck, Mr. Cook, Mr. Kelbel, Mr. Schell and Mr. Whamond and their respective qualified beneficiaries, where applicable, is entitled to extended medical benefits under our medical plan after termination of their respective employment. In the case of Mr. Kelbel and Mr. Schell, such benefits are at no cost to them and extend until they or their respective spouses become eligible for Medicare or the date their respective children would have ceased to be covered under our benefit plans had the executive remained an employee. For Mr. Molbeck, such benefits are at no cost and extend until the later to occur of his death, the death of his spouse (if he is married on the date of his death) or the date their respective children would have ceased to be covered under our benefit plans had the executive remained an employee.

          Retirement Benefits.    The Named Executive Officers are eligible to participate in our 401(k) Plan, which is a Company-wide, tax-qualified retirement plan. The intent of this plan is to provide all employees with a tax-advantaged savings opportunity for retirement. We sponsor this plan to help employees at all levels save and accumulate assets for use during their retirement. As required, eligible pay under this plan is capped at Internal Revenue Code annual limits.

Other Important Compensation Policies Affecting the Named Executive Officers

        Financial Restatement.    The Compensation Committee does not have a policy in place governing retroactive modifications to any cash- or equity-based incentive compensation paid to the Named Executive Officers where the payment of such compensation was predicated upon the achievement of specified financial results that were subsequently the subject of a restatement. However, if the Compensation Committee deems it appropriate and to the extent permitted by applicable law, it will seek to recoup amounts, determined to have been inappropriately paid to an executive officer as a result of a financial restatement.

        Stock Ownership Requirements.    The Compensation Committee has adopted minimum ownership requirements for Company stock for its Named Executive Officers. Ownership targets have been established as a multiple of current annual base compensation for each of our Named Executive Officers based on their position with the Company as follows: CEO – 3X; President – 2X; CFO – 1.5X; and other Section 16 Officers – 1X. Executives are expected to comply with the guidelines within five years of becoming subject to the ownership guidelines. As of the record date, Mr. Molbeck, Mr. Cook, Mr. Kelbel, Mr. Schell and Mr. Whamond have complied with the ownership guidelines and Mr. Irick is on track to meet the ownership guidelines within the five-year period.

        Trading in Stock Derivatives.    Our Insider Trading Policy prohibits our employees, including Named Executive Officers, from purchasing or selling options on our common stock, engaging in short sales with respect to our common stock, or trading in puts, calls, straddles, equity swaps or other derivative securities that are directly linked to our common stock.

        Tax Deductibility of the Named Executive Officers' Incentive and Equity Compensation.    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1.0 million paid to a corporation's chief executive officer and the three other most highly compensated executive officers, excluding the chief financial officer.

        Section 162(m) further provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. We currently structure our discretionary annual incentive compensation for executive officers to comply with Section 162(m) through the 2008 Flexible Incentive Plan. Our current annual incentives satisfy Section 162(m)'s requirement that they be "payable solely on account of the attainment of one or more performance goals." Although we intend to structure grants under future stock award plans and cash incentive plans in a manner that complies with this section, we may forego all or some portion of a deduction to conform to our compensation goals.

        In connection with the compensation of our executive officers, the Compensation Committee is aware of Section 162(m) as it relates to deductibility of qualifying compensation paid to executive officers. In addition, we are aware of Section 409A of the Internal Revenue Code and believe we should structure our compensation plans in ways to minimize the likelihood that our employees, including Named Executive Officers, have to pay the excise taxes set forth under Section 409A. If any provision of an employment agreement we have entered into would cause the Named Executive Officer to incur any additional tax under Section 409A or any Treasury Regulations or IRS guidance, we will attempt to reform such provision in a manner that maintains, to the extent possible, the original intent of the provision without violating Section 409A. In addition, the employment agreements of Mr. Molbeck, Mr. Kelbel and Mr. Schell require us to reimburse the executives for any Section 409A excise taxes incurred by the executives.

        In addition, the future exercise of certain options held by Named Executive Officers, which were issued at a grant date price that was less than the measurement date price, may have resulted in compensation to our Named Executive Officers that exceeds the deductibility limitations under Section 162(m). In connection with our stock option review in 2006, we repriced these options before December 31, 2006 so that the grant date price equals the measurement date price. However, notwithstanding such repricing, these options no longer qualify as "qualified performance-based compensation" under Section 162(m). Therefore, to the extent a Named Executive Officer were to exercise such options during a given year, any gain realized on such exercise would be included in the calculation of non-excluded compensation, and we would not be able to deduct any such compensation that exceeds the deductibility limits. Thus, future option exercise activity that is beyond our control or the Compensation Committee's control could cause non-deductible compensation expense under Section 162(m). This risk will remain until all such repriced options are exercised, terminated or expire.

        Accounting Considerations.    The Compensation Committee also considers the accounting and cash flow implications of various forms of compensation. In its financial statements, the Company records salaries and non-equity incentive compensation as expenses in the amount paid, or to be paid, to the Named Executive Officers. Accounting rules also require the Company to record an expense in its financial statements for equity awards, even though equity awards are not paid as cash to employees. The accounting expense of equity awards to employees is calculated in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The Compensation Committee believes, however, that the many advantages of equity compensation, as discussed above, more than compensate for the non-cash accounting expense associated with such equity awards.

        Change of Control Agreements.    Our executive officers' employment agreements provide for severance in the event of a change of control. Payments will only be made under these agreements if there is both a change of control and a termination of employment. In the case of Mr. Molbeck, payment will only be made if there is both a change of control and a termination or replacement of his position as Chief Executive Officer. This is discussed in more detail under the caption "Employment Agreements and Potential Payments Upon Certain Events" below. The Compensation Committee believes this benefit is required to offer competitive benefits to attract and retain highly qualified executives.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate to the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in HCC's Annual Report on Form 10-K for the year ended December 31, 2010 and in this Proxy Statement.

Submitted by the Compensation Committee:
Judy C. Bozeman, Chairperson Thomas M. Hamilton James E. Oesterreicher

        The Compensation Committee report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Compensation Committee report by reference therein.

Compensation Tables

2010 Summary Compensation Table

        The following table summarizes compensation paid to or accrued on behalf of Named Executive Officers for the year ended December 31, 2010:

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-equity Incentive Plan Compensation ($)(2)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
John N. Molbeck, Jr.(4)	2010	1,950,000	(5)	—	4,000,020	—	3,250,000	—	130,051	9,330,071
President and	2009	1,743,548		—	—	—	2,750,000	—	100,093	4,593,641
Chief Executive Officer	2008	1,350,000		—	643,483	—	1,306,517	491	96,867	3,397,358
Brad T. Irick.(6)	2010	273,798		250,000	245,600	288,720	—	—	34,614	1,092,732
Executive Vice President and Chief Financial Officer
Barry J. Cook(7)	2010	810,929		978,000	822,020	—	—	—	33,756	2,644,705
Executive Vice President —	2009	804,170		1,134,775	—	—	—	—	32,763	1,971,708
International Operations	2008	669,550		255,833	—	437,490	—	—	57,415	1,420,288
Craig J. Kelbel	2010	612,000		—	612,005	—	675,000	—	28,632	1,927,637
Executive Vice President —	2009	612,000		—	400,022	—	525,000	—	50,463	1,587,485
Life, Accident & Health	2008	612,000		13,700	—	—	436,300	—	51,589	1,113,589
Operations
Michael J. Schell	2010	623,500		—	1,362,029	—	725,000	—	22,643	2,733,172
Executive Vice President and	2009	612,000		—	—	—	500,000	—	19,363	1,131,363
Chief P&C Insurance Officer	2008	612,000		—	—	—	425,000	—	17,917	1,054,917
W. Tobin Whamond(6)	2010	750,000		—	750,023	142,673	500,000	—	191,449	2,334,145
Executive Vice President	2009	500,000		600,000	750,008	565,220	—	—	80,546	2,495,774
and Chief Operating Officer

(1)
Represents the aggregate grant date fair value of long-term equity incentive awards awarded in each respective year under the Company's 2008 Flexible Incentive Plan computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. For a discussion of the assumptions used in calculating the fair value of our stock-based compensation, refer to Note 1, General Information and Significant Accounting and Reporting Policies — Stock-Based Compensation, and Note 11, Stock-Based Compensation, in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2010.

(2)
Consists of cash performance awards and/or annual discretionary incentive awards, in each case awarded under our 2008 Flexible Incentive Plan.

(3)
See "All Other Compensation Table" for detail of amounts included in this column.

(4)
Since May 5, 2009, Mr. Molbeck has been our Chief Executive Officer. Prior to that time, Mr. Molbeck served as President and Chief Operating Officer of HCC.

(5)
Salary for Mr. Molbeck for 2010, 2009 and 2008 includes $950,000, $743,548 and $350,000, respectively, in deferred compensation under the terms of Mr. Molbeck's employment agreement. See "2010 Nonqualified Deferred Compensation Table" for detail.

(6)
Prior to August 10, 2010, Mr. Whamond served as the Company's Chief Financial Officer. On August 10, 2010, Mr. Irick was appointed as Chief Financial Officer and Mr. Whamond was appointed as Chief Operating Officer.

(7)
All compensation totals for Mr. Cook, other than his 2010 cash performance award, have been converted to U.S. dollars from British pounds sterling at the rate of 1.5655 for 2010, 1.6148 for 2009 and 1.4619 for 2008. Mr. Cook's 2010 cash performance award has been converted to U.S. dollars from British pounds sterling at the rate of 1.63.

All Other Compensation Table

        The following supplemental table summarizes other compensation paid to our Named Executive Officers for the year ended December 31, 2010, which are included in the All Other Compensation column in the 2010 Summary Compensation Table:

Name of Executive	Matching 401K Contributions ($)	Life and Disability Premiums ($)	Medical Costs ($)	Personal Use of Corporate Aircraft ($)(1)	Club Dues ($)	Corporate Apartment ($)(2)	Relocation Expenses ($)(3)	Other ($)(4)
John N. Molbeck	10,200	11,541	2,378	104,532	—	—	—	1,400
Brad T. Irick	—	979	—	—	—	—	33,635	—
Barry J. Cook	—	28,079	5,677	—	—	—	—	—
Craig J. Kelbel	10,200	5,599	—	—	5,191	7,642	—	—
Michael J. Schell	10,200	10,466	—	—	—	—	—	1,977
W. Tobin Whamond	10,200	4,787	—	—	—	—	174,183	2,279

(1)
Represents the aggregate incremental cost for personal use of Company aircraft. The calculation (i) includes the variable costs incurred as a result of personal flight activity, including a portion of ongoing maintenance and repairs, aircraft fuel, satellite communications and any travel expenses for the flight crew and (ii) excludes non-variable costs, such as hangar expense, exterior paint, interior refurbishment and regularly scheduled inspections, which would have been incurred regardless of whether there was any personal use of aircraft. This benefit is provided to Mr. Molbeck pursuant to the terms of his employment agreement.

(2)
Represents amounts paid for the rental of a corporate apartment for Mr. Kelbel pursuant to the terms of his employment agreement.

(3)
Represents expenses paid to Mr. Irick and Mr. Whamond in connection with their relocation to Houston and includes $21,375 and $110,693, respectively, for reimbursement of federal income and FICA taxes.

(4)
Represents the total amount of other benefits provided, none of which individually exceeded the greater of $25,000 or 10% of the total amount of benefits for the Named Executive Officer. These other benefits included the cost of a Company-provided physical exam and $2,279 for reimbursement of federal income and FICA taxes on certain benefits for Mr. Whamond.

2010 Grants of Plan-Based Awards Table

        The following table summarizes awards granted to each of the Named Executive Officers during the year ended December 31, 2010 under our 2008 Flexible Incentive Plan:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards Maximum ($)(1)
			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stocks or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($/Sh)
Name	Grant Date		Threshold (#)	Target (#)	Maximum (#)
John N. Molbeck, Jr.
Cash Performance Award	N/A	4,898,000
Performance-vesting RSA(2)	1/4/2010		0	35,438	106,421				3,000,008
Time-vesting RSA(3)	1/4/2010					35,474			1,000,012
Brad T. Irick
Time-vesting RSA(4)	5/26/2010					10,000			245,600
Stock Options(4)	5/26/2010						50,000	24.56	288,720
Barry J. Cook
Time-vesting RSA(3)	1/4/2010					29,160			822,020
Craig J. Kelbel
Cash Performance Award	N/A	1,224,500
Time-vesting RSA(3)	1/4/2010					21,710			612,005
Michael J. Schell
Cash Performance Award	N/A	1,224,500
Time-vesting RSA(3)	1/4/2010					21,710			612,005
Time-vesting RSA(5)	11/16/2010					26,989			750,024
W. Tobin Whamond
Cash Performance Award	N/A	1,224,500
Time-vesting RSA(3)	1/4/2010					26,606			750,023
Stock Options(6)	8/24/2010						25,000	24.95	142,673

(1)
These amounts represent the potential maximum value of the 2010 cash performance awards to Mr. Molbeck, Mr. Kelbel, Mr. Schell and Mr. Whamond granted pursuant to our 2008 FIP. The maximum amount of a cash performance award is based upon the Company's achievement of pretax income. For 2010, the maximum amounts, as a percentage of pretax income, were: Mr. Molbeck — 1.0%, Mr. Kelbel — 0.25%, Mr. Schell — 0.25% and Mr. Whamond — 0.25%. For 2010, our pretax income was $489.8 million. The actual amounts of cash performance awards paid to plan participants for 2010 (as reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table) were as follows:

Mr. Molbeck	$3,250,000
Mr. Kelbel	$675,000
Mr. Schell	$725,000
Mr. Whamond	$500,000

Mr. Irick and Mr. Cook did not receive cash performance awards for 2010. They were eligible, and did receive, discretionary annual incentive awards for performance during 2010 totaling $250,000 and $978,000, respectively. Mr. Irick was entitled to a minimum annual incentive award for 2010 of $200,000 under the terms of his employment agreement.

(2)
On January 4, 2010, Mr. Molbeck received a grant of performance-vesting restricted stock. The restricted stock vests on May 31, 2013, subject to the Company's achievement of compound annual growth in book value per share as compared to the Company's peers according to the following schedule:

Company Growth Rate vs. Median Peer Company Growth Rate	% Vesting
< 100%	0%
= 100%	33.3%
> 100% and < 120%	Interpolated
≥ 120%	100%

  Dividends will be payable on the restricted stock during the vesting period.

(3)
On January 4, 2010, Mr. Molbeck, Mr. Cook, Mr. Kelbel, Mr. Schell and Mr. Whamond received grants of time-vesting restricted stock. The restricted stock vests May 31, 2013 (in the case of Mr. Molbeck) or five years from the date of grant (in the case of Mr. Cook, Mr. Kelbel, Mr. Schell and Mr. Whamond). The awards of restricted stock to Mr. Cook, Mr. Kelbel, Mr. Schell and Mr. Whamond are also subject to an additional holding period of five years if the grantee has not met applicable stock ownership requirements. Dividends will be payable on the restricted stock during the vesting period.

(4)
In connection with his employment in 2010, Mr. Irick received (i) a grant of 50,000 stock options, which vest 20% each year for five years and have a six year term, and (ii) a grant of 10,000 shares of time-vesting restricted stock, which vest four years after the date of grant. Dividends will be payable on the restricted stock during the vesting period.

(5)
In connection with his promotion to Chief Property and Casualty Insurance Officer in 2010, Mr. Schell received a grant of 26,989 shares of time-vesting restricted stock, which vest four years after the date of grant. Dividends will be payable on the restricted stock during the vesting period.

(6)
In connection with his promotion to Chief Operating Officer in 2010, Mr. Whamond received a grant of 25,000 stock options, which vest 20% each year for five years and have a six year term.

2010 Outstanding Equity Awards at Fiscal Year End Table

        The following table summarizes outstanding equity awards held by each of the Named Executive Officers as of December 31, 2010.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares of Stock or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John N. Molbeck, Jr.	12,500	—		30.85	1/5/2011
	200,000	—		33.56	3/23/2011
	150,000	—		31.92	5/9/2012
	37,500	—		24.47	4/4/2013
						35,474	(2)	1,026,618
									106,421	(2)	3,079,824
Brad T. Irick	—	50,000	(3)	24.56	5/26/2016
						10,000	(4)	289,400
Barry J. Cook	50,000	—		31.92	5/9/2011
	80,000	—		25.88	7/22/2011
	80,000	20,000	(5)	30.05	1/4/2012
	40,000	60,000	(6)	20.86	11/19/2014
						29,160	(7)	843,890
Craig J. Kelbel	100,000	—		28.53	9/28/2011
	75,000	25,000	(8)	31.92	5/9/2012
						15,855	(9)	458,844
						21,710	(7)	628,287
Michael J. Schell	100,000	—		28.53	9/28/2011
	75,000	25,000	(10)	31.92	5/9/2012
						21,710	(7)	628,287
						26,989	(11)	781,062
W. Tobin Whamond	20,000	80,000	(12)	23.29	5/20/2015
	—	25,000	(13)	24.95	8/24/2016
						32,203	(14)	931,955
						26,606	(7)	769,978

(1)
Where applicable, the exercise price corresponds to our closing stock price on the grant date (the measurement date for accounting purposes), as determined during our internal review of our past option granting practices.

(2)
These shares vest on May 31, 2013.

(3)
10,000 of these options vest on each of May 26, 2011, May 26, 2012, May 26, 2013, May 26, 2014, and May 26, 2015.

(4)
These shares vest on May 26, 2014.

(5)
These options vested on January 4, 2011.

(6)
20,000 of these options vest on each of November 19, 2011, November 19, 2012, and November 19, 2013.

(7)
These shares vest on January 4, 2015.

(8)
These options vested on February 28, 2011.

(9)
These shares vest on December 31, 2013.

(10)
These options vest on June 30, 2011.

(11)
These shares vest on November 16, 2014.

(12)
20,000 of these options vest on each of May 20, 2011, May 20, 2012, May 20, 2013, and May 20, 2014.

(13)
5,000 of these options vest on each of August 24, 2011, August 24, 2012, August 24, 2013, August 24, 2014, and August 24, 2015.

(14)
These shares vest on May 20, 2012.

2010 Option Exercises and Stock Vested Table

        The following table summarizes the exercise of options and the vesting of stock awards by each of our Named Executive Officers during the year ended December 31, 2010:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John N. Molbeck, Jr.	—	—	—	—
Brad T. Irick	—	—	—	—
W. Tobin Whamond	—	—	—	—
Barry J. Cook	—	—	—	—
Craig J. Kelbel	75,000	179,965	—	—
Michael J. Schell	—	—	—	—

(1)
The value realized is calculated by multiplying the spread between the market price on the date of exercise and the exercise price of the option by the number of shares acquired on exercise.

2010 Nonqualified Deferred Compensation Table

        The following table contains information concerning benefits received by each of the Named Executive Officers under nonqualified deferred compensation plans during the year ended December 31, 2010:

Name	Executive Contributions in Last FY ($)	Company Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
John N. Molbeck, Jr.	950,000	—	62,019	(1)	—	2,459,166	(2)

(1)
None of this amount is considered above-market earnings under SEC regulations. Earnings on deferred compensation are deemed above-market only if the rate exceeds 120% of the applicable federal long-term rate, with compounding.

(2)
Of this amount, $1,390,060 was previously reported as compensation to Mr. Molbeck in prior years.

        Mr. Molbeck receives deferred compensation under his employment agreement. We have implemented the HCC Insurance Holdings, Inc. Nonqualified Deferred Compensation Plan for John N. Molbeck, Jr. under which this deferred compensation is paid. Mr. Molbeck remains eligible to participate in his plan for so long as he remains an employee of HCC. Under Mr. Molbeck's plan, monthly contributions are credited to his account in an amount equal to one-twelfth of the annual deferred compensation under his employment agreement, and the Compensation Committee may also make additional discretionary company contributions. The amount credited to his account will accrue earnings, which shall compound monthly, at the executive's election, which may be changed once per quarter, at one of the following rates: the prime rate (3.25% for 2010), the rate of return on HCC common stock (3.47% for 2010), or the rate of return on the S&P 500 (12.78% for 2010). Payment of Mr. Molbeck's account balance will occur within 30 days of his separation from service with HCC (subject to a six-month delay if necessary in order to comply with Internal Revenue Code Section 409A) and will be payable to him (or in the event of his death, to his beneficiary) in a single lump sum. Each plan is administered by our Compensation Committee. No separate trust or fund shall be created, and all benefits payable under the plan will be paid from HCC's general assets.

Employment Agreements and Potential Payments Upon Certain Events

        We have entered into employment agreements with our CEO, CFO and the other Named Executive Officers. Notwithstanding these employment agreements, each executive has the right to voluntarily terminate his employment at any time. The employment agreements set forth the general terms and conditions of each executive officer's employment and provide for certain severance benefits upon the occurrence of certain events. We do not maintain a separate severance plan for our Named Executive Officers. Severance benefits are limited to those set forth in the Named Executive Officer's employment agreement.

        The following discussion (i) summarizes the material terms of each Named Executive Officer's employment agreement and (ii) sets forth in a tabular format the incremental compensation that would be payable to such Named Executive Officer in the event of his termination of employment under various scenarios, which we refer to as "termination events," including the Named Executive Officer's voluntary resignation or retirement, involuntary termination for "Cause," involuntary termination without "Cause," termination by the executive for "Good Reason," termination in connection with a "Change of Control," termination in the event of "Disability," and termination in the event of death, where each of these defined terms has the meaning ascribed to it in the respective executive's employment agreement. In accordance with applicable SEC rules, the following discussion assumes:

  •
  that the termination event in question occurred on December 31, 2010, the last business day of 2010; and

  •
  with respect to calculations based on our stock price, we used $28.94, which was the reported closing price of our common stock on December 31, 2010.

        The tables contained in this section do not include payments made to a Named Executive Officer with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation, in favor of our executive officers and that are available generally to all salaried employees, such as our 401(k) plan. The actual amounts that would be paid upon a Named Executive Officer's termination of employment can only be determined at the time of such executive officer's termination. Due to the number of factors that affect the nature and amount of any compensation or benefits provided upon the termination events, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, our stock price at such time, the 90-day Treasury bill rate used to discount payments and the executive officer's age and service.

        Each Named Executive Officer is party to equity award agreements relating to options and/or restricted stock granted under our 2004 Flexible Incentive Plan and/or our 2008 Flexible Incentive Plan. These agreements and plans may provide that a Named Executive Officer is entitled to additional consideration in the event of a termination event.

John N. Molbeck, Jr.

        General.    Pursuant to the terms of his employment agreement, effective May 5, 2009, Mr. Molbeck serves as our President and Chief Executive Officer. Mr. Molbeck's employment agreement expires on May 31, 2013. During the term of his employment agreement, Mr. Molbeck receives an annual salary of $1,950,000 (consisting of a base salary of $1,000,000 and deferred compensation of $950,000). Mr. Molbeck is eligible to receive bonus compensation under the 2008 Flexible Incentive Plan. Mr. Molbeck and his qualified beneficiaries are also entitled to medical coverage at no cost during the term of his agreement and for a period following the termination of Mr. Molbeck's employment. The benefits continue until, in general, the later of the date Mr. Molbeck or his spouse dies or, in the case of Mr. Molbeck's qualified beneficiaries, the date such person would cease to be eligible for coverage under our group health plan had Mr. Molbeck remained an employee. His employment agreement provides that upon termination for any reason, Mr. Molbeck will serve HCC as a consultant for a period of six years and nine months and receive an annual consulting fee of $256,200. Mr. Molbeck's right to receive the annual consulting fee was vested at the inception of his employment agreement, and such fees remain payable in the event of Mr. Molbeck's death or disability. We agreed to this consulting arrangement, as well as the no-cost medical coverage described above, during Mr. Molbeck's previous employment agreement with us and continued to be obligated to such arrangements; therefore, we included these provisions in his most recent employment agreement. Mr. Molbeck is also entitled to certain other perquisites, including supplementary term life insurance of $1,000,000 at our expense and personal travel on the corporate aircraft. If his employment agreement is terminated, Mr. Molbeck has agreed to certain provisions relating to non-competition (for two years post-termination), confidentiality, and non-solicitation of customers and employees (for two years post-termination).

        Benefits upon the Occurrence of Certain Termination Events.    In addition to the amounts listed below, Mr. Molbeck is entitled to all accrued compensation, unreimbursed expenses and other benefits through the date of termination in the event of his termination.

Element	Voluntary Resignation or Retirement ($)	Involuntary Termination for Cause ($)	Involuntary Termination by HCC without Cause ($)	Termination by Executive for Good Reason ($)(1)	Termination in Connection with Change of Control (without Cause or for Good Reason) ($)(1)	Termination in the Event of Disability ($)	Termination in the Event of Death ($)
Cash Severance Payment(2)	—	—	7,847,350	14,540,898	14,540,898	3,059,850	3,008,700
Consulting Fee Payment(3)	1,729,350	1,729,350	1,729,350	1,729,350	1,729,350	1,729,350	1,729,350
Bonus Payment(4)	—	—	—	—	—	3,250,000	3,250,000
Continued Health Coverage(5)	876,365	876,365	876,365	876,365	876,365	876,365	513,270
Restricted Stock Awards(6)	—	—	1,026,618	1,026,618	4,106,441	1,921,080	1,921,080

Total	2,605,715	2,605,715	11,479,683	18,173,231	21,253,054	10,836,645	10,422,400

(1)
Good Reason includes Mr. Molbeck's termination or replacement as CEO, including following a Change of Control.

(2)
In the event of termination without Cause or for Good Reason, Mr. Molbeck will receive a discounted lump sum equal to (i) base salary and deferred compensation for the greater of 12 months or the remainder of the employment term, plus (ii) an amount, in lieu of benefits other than medical, equal to $4,650 times the number of months remaining in the term, plus (iii) a discounted lump sum equal to (a) the average of the annual bonuses that were paid to Mr. Molbeck for the prior two years, or (b) in the event of a termination for Good Reason resulting from his termination or replacement as CEO, the aggregate of the base salary and annual bonus received by Mr. Molbeck for the two full calendar years prior to termination.

In the event of termination due to disability or death, Mr. Molbeck or his estate, as applicable, will receive a discounted lump sum equal to (i) base salary and deferred compensation for the lesser of 18 months or the remaining term of the employment agreement, plus (ii) an amount, in lieu of benefits other than medical, equal to $4,650 times (x) in the event of disability, the number of months remaining in the term of the employment agreement, or (y) in the event of death, the lesser of 18 months or the number of months remaining in the term.

The values included in the table above relating to cash severance payments are the total amount, with no discount applied.

(3)
In the event of termination due to disability or death, Mr. Molbeck or his estate, as applicable, will receive a discounted lump sum equal to the consulting fee that would have been payable if Mr. Molbeck had retired on the expiration date of the employment agreement and provided consulting services for the entire consulting period. In addition, in the event of termination for any other reason than disability or death, although no payment will be due at termination, we have agreed to retain Mr. Molbeck as a consultant for six years and nine months after the date of such termination. The values included in the table above relating to consulting fee payments are the total amount, with no discount applied.

(4)
In the event of termination due to disability or death, Mr. Molbeck or his estate, as applicable, is eligible to receive the bonus that would have been payable under the 2008 Flexible Incentive Plan for the year in which such death or disability occurred. The estimate of the potential bonus under the 2008 Flexible Incentive Plan that could be due to Mr. Molbeck is based on the actual bonus paid for 2010 assuming the Compensation Committee would not exercise its authority to reduce such bonus.

(5)
In the event of termination of the agreement for any reason, Mr. Molbeck and/or his qualified beneficiaries are entitled to receive continued health coverage through COBRA at Company expense for as long as such coverage is available and thereafter shall receive reimbursement for a comparable individual policy or for coverage through an employer plan for a period commencing on the date COBRA coverage ends and ending on, (i) in the case of Mr. Molbeck or his spouse, the date he or she dies or, (ii) in the case of Mr. Molbeck's qualified beneficiaries, the dates they would have ceased to be eligible for coverage under our health plans had Mr. Molbeck remained an employee of the Company. The following assumptions have been used to calculate the value of the expected benefits: coverage is provided for health care premiums for Mr. Molbeck and his spouse for life, initial average annual cost of coverage (grossed up for taxes) of $20,323 for two adults or $10,467 for individual coverage, and 4.67% annual health insurance premium trend.

(6)
The acceleration of vesting of restricted stock, if any, is governed under the terms of the grant agreements for the restricted stock. In general, all restricted stock will vest upon a Change of Control (as defined in the 2008 Flexible Incentive Plan). In addition, the performance-vesting restricted stock will vest pro-rata for the portion of the performance period in which Mr. Molbeck was employed in the case of his termination by death or disability. The time-vesting restricted stock will vest if Mr. Molbeck's employment terminates due to disability or death or for any reason other than Cause (as defined in the restricted stock grant agreement). Amounts in the table above represent the intrinsic value of unvested restricted stock as of December 31, 2010.

Brad T. Irick

        General.    Pursuant to the terms of his employment agreement, effective May 10, 2010, Mr. Irick serves as Executive Vice President and Chief Financial Officer of HCC. His employment agreement expires on May 31, 2014. During the term of his employment agreement, Mr. Irick receives an annual base salary of $425,000. Mr. Irick is eligible to receive annual cash and/or equity bonuses at the discretion of our Compensation Committee. For 2010, Mr. Irick was entitled to a minimum bonus payment of $200,000. Mr. Irick is also entitled to certain perquisites, including Company-provided life insurance and reimbursement of relocation expenses under the terms of a Relocation Policy and Reimbursement Agreement. If the employment agreement is terminated, Mr. Irick has agreed to certain provisions relating to non-competition (for 12 months post-termination for any reason), confidentiality, and non-solicitation of customers and employees (for 24 months post-termination for any reason).

        Benefits upon the Occurrence of Certain Termination Events.    In addition to the amounts listed below, Mr. Irick is entitled to all accrued compensation, unreimbursed expenses and other benefits through the date of termination in the event of his termination.

Element	Voluntary Resignation or Retirement ($)	Involuntary Termination for Cause ($)	Involuntary Termination by HCC without Cause ($)	Termination by Executive for Good Reason ($)	Termination in Connection with Change of Control (without Cause or for Good Reason) ($)(1)	Termination in the Event of Disability ($)	Termination in the Event of Death ($)
Cash Severance Payment(2)	—	—	1,452,083	1,452,083	1,452,083	212,500	212,500
Bonus Payment(3)	—	—	—	—	—	250,000	250,000
Continued Health Coverage	—	—	—	—	—	—	—
Restricted Stock Awards(4)	—	—	289,400	—	289,400	289,400	289,400
Stock Option Awards(5)	—	—	219,000	219,000	219,000	219,000	219,000

Total	—	—	1,960,483	1,671,083	1,960,483	970,900	970,900

(1)
Includes a material change in the nature or status of Mr. Irick's duties within 12 months following a Change of Control.

(2)
In the event of termination without Cause, termination for Good Reason, or termination in connection with a Change of Control, Mr. Irick will receive a discounted lump sum equal to the amount of base salary due for the remainder of the term of his employment agreement.

In the event of termination due to disability or death, Mr. Irick or his estate, as applicable, will receive, an amount equal to six months of base salary.

The values included in the table above relating to cash severance payments are the total amount, with no discount applied.

(3)
In the event of termination due to disability or death, Mr. Irick or his estate, as applicable, is eligible to receive, at the CEO's discretion, a bonus payment for the year in which such death or disability occured. The estimate of the potential bonus that could be due to Mr. Irick is based on the actual bonus paid for 2010 assuming the CEO would not exercise his authority to reduce such bonus.

(4)
The acceleration of vesting of restricted stock, if any, is governed under the terms of the grant agreement for the restricted stock. In general, all restricted stock will vest if Mr. Irick's employment terminates due to disability or death or by the Company for any reason other than Cause (as defined in the restricted stock grant agreement), or upon a Change of Control (as defined in the 2008 Flexible Incentive Plan). Amounts in the table above represent the intrinsic value of unvested restricted stock as of December 31, 2010.

(5)
The acceleration of vesting of stock options, if any, is governed under the terms of Mr. Irick's option agreement governing the grants. In general, all option grants will vest if Mr. Irick's employment is terminated in the event of disability or death. In addition, under Mr. Irick's option agreement, options will vest in the event of involuntary termination without Cause, termination for Good Reason, or termination in connection with a Change of Control. Amounts in the table above represent the intrinsic value of unvested options as of December 31, 2010.

Barry J. Cook

        General.    Pursuant to the terms of his service agreement, effective January 1, 2009, Mr. Cook serves as an Executive Vice President of HCC and Chief Executive Officer of HCC Insurance Holdings (International) Limited with oversight for our international operations. Mr. Cook's employment agreement expires on December 31, 2011. Either party may terminate the agreement without cause on six month's notice; provided, however, that in the event we terminate the agreement without cause, we must pay Mr. Cook's base salary and benefits through the end of the term. Mr. Cook received a salary of $810,929 (£518,000) in 2010. In addition, Mr. Cook is eligible to receive annual cash and/or equity bonuses at the discretion of our Compensation Committee. Mr. Cook is also entitled to certain perquisites, including supplemental medical coverage and Company-provided life insurance. If the agreement is terminated, Mr. Cook has agreed to certain provisions relating to non-competition (for one year post-termination), confidentiality and non-solicitation of customers and employees (for one year post-termination).

        Benefits upon the Occurrence of Certain Termination Events.    In addition to the amounts listed below, Mr. Cook is entitled to all accrued compensation, unreimbursed expenses and other benefits through the date of termination in the event of his termination. All amounts have been converted to U.S. dollars from British pounds sterling at the rate of 1.5655.

Element	Voluntary Resignation or Retirement ($)(1)	Involuntary Termination for Cause ($)(2)	Involuntary Termination by HCC without Cause ($)(1)	Termination in Connection with Change of Control (without Cause or for Good Reason) ($)	Termination in the Event of Disability ($)(3)	Termination in the Event of Death ($)
Cash Severance Payment(4)	—	—	850,066	850,066	—	—
Bonus Payment	—	—	—	—	—	—
Continued Health Coverage(5)	—	—	5,677	5,677	—	—
Restricted Stock Awards(6)	—	—	843,890	843,890	843,890	843,890
Stock Option Awards(7)	—	—	—	484,800	484,800	484,800
Other(8)	—	—	28,079	28,079	—	—

Total	—	—	1,727,712	2,212,512	1,328,690	1,328,690

(1)
Mr. Cook's employment may be terminated by either party upon six months' notice. However, if the Company terminates Mr. Cook's employment for any reason other than for Cause, then Mr. Cook will receive his base salary and benefits for the remainder of the term.

(2)
"For Cause" is not defined in Mr. Cook's service agreement. However, under the agreement, Mr. Cook may be subject to summary termination upon the occurrence of certain events, which are set forth in detail in the service agreement.

(3)
We may summarily terminate Mr. Cook's service agreement if he becomes incapacitated from effectively performing his duties for a period of 180 days in any twelve-month period.

(4)
In the event we terminate Mr. Cook's employment other than for Cause, Mr. Cook will receive a lump sum equal to his annual salary for the remainder of the term of the service agreement.

(5)
In the event we terminate Mr. Cook's employment other than for Cause, Mr. Cook will receive medical coverage for the remainder of the service agreement term.

(6)
The acceleration of vesting of restricted stock, if any, is governed under the terms of the grant agreement for the restricted stock. In general, all restricted stock will vest if Mr. Cook's employment terminates due to disability or death or by the Company for any reason other than Cause (as defined in the restricted stock grant agreement), or upon a Change of Control (as defined in the 2008 Flexible Incentive Plan). Amounts in the table above represent the intrinsic value of unvested restricted stock as of December 31, 2010.

(7)
The acceleration of vesting of stock options, if any, is governed under the terms of Mr. Cook's various option agreements governing the grants. In general, all option grants will vest if Mr. Cook's employment is terminated in the event of disability or death. In addition, under certain of Mr. Cook's option agreements, options will vest in connection with a Change of Control. Amounts in the table above represent the intrinsic value of unvested options that were in the money as of December 31, 2010.

(8)
In the event we terminate Mr. Cook's employment other than for Cause, Mr. Cook will receive Company-provided life insurance for the remainder of the service agreement term.

Craig J. Kelbel

        General.    Pursuant to the terms of his employment agreement, effective March 1, 2007, as amended September 1, 2009, Mr. Kelbel serves as Executive Vice President of HCC and President and Chief Executive Officer of HCC Life Insurance Company with oversight for our life, accident and health operations. His employment agreement expires on December 31, 2013. Mr. Kelbel receives an annual base salary of $612,000 during the term of the agreement. Mr. Kelbel is eligible to receive bonus compensation under the 2008 Flexible Incentive Plan. If Mr. Kelbel is not a participant under our 2008 Flexible Incentive Plan, he is eligible to receive annual cash and/or equity bonuses at the discretion of our Compensation Committee. Mr. Kelbel and his qualified beneficiaries are entitled to extended medical coverage after termination (other than voluntary resignation or retirement or for Cause) of his employment at Company expense. The benefits continue, in general, in the case of Mr. Kelbel and his spouse, until Mr. Kelbel or his spouse becomes eligible for Medicare, or, in the case of Mr. Kelbel's qualified beneficiaries, until the date such person would have ceased to be eligible for coverage under our group health plan had Mr. Kelbel remained an employee. Mr. Kelbel is also entitled to certain other perquisites, including a Company-provided apartment and use of a Company-owned golf club membership. The agreement provides that upon Mr. Kelbel's retirement or upon termination for any reason other than Cause, Mr. Kelbel will serve HCC as a consultant for a period equal to the number of whole years after January 1, 2002 in which Mr. Kelbel was a full-time employee of HCC and will receive an annual consulting fee of $75,000. If the employment agreement is terminated, Mr. Kelbel has agreed to certain provisions relating to non-competition (for two years post-termination), confidentiality, and non-solicitation of customers and employees (for two years post-termination).

        Benefits upon the Occurrence of Certain Termination Events.    In addition to the amounts listed below, Mr. Kelbel is entitled to all accrued compensation, unreimbursed expenses, and other benefits through the date of termination in the event of his termination.

Element	Voluntary Resignation or Retirement ($)	Involuntary Termination for Cause ($)	Involuntary Termination by HCC without Cause ($)	Termination by Executive for Good Reason ($)	Termination in Connection with Change of Control (without Cause or for Good Reason) ($)(1)	Termination in the Event of Disability ($)	Termination in the Event of Death ($)
Cash Severance Payment(2)	—	—	1,915,200	1,915,200	1,915,200	957,600	957,600
Consulting Fee Payment(3)	675,000	—	675,000	675,000	675,000	675,000	675,000
Bonus Payment(4)	—	—	675,000	675,000	675,000	675,000	675,000
Continued Health Coverage(5)	—	—	164,274	164,274	164,274	164,274	114,986
Restricted Stock Awards(6)	—	—	1,087,131	—	1,087,131	1,087,131	1,087,131
Stock Option Awards(7)	—	—	—	—	—	—	—

Total	675,000	—	4,516,605	3,429,474	4,516,605	3,559,005	3,509,717

(1)
Includes a material change in the nature or status of Mr. Kelbel's duties within 12 months following a Change of Control.

(2)
In the event of termination without Cause, termination for Good Reason, or termination in connection with a Change of Control, Mr. Kelbel will receive a discounted lump sum equal to (i) the amount of base salary due for the remainder of the term of the employment agreement plus (ii) an amount, in lieu of benefits other than medical, equal to $2,200 times the number of months remaining in the term.

In the event of termination due to death or disability, Mr. Kelbel or his estate, as applicable, will receive a discounted lump sum equal to (i) the amount of base salary due for the lesser of 18 months or the remainder of the term of the employment agreement, and (ii) an amount, in lieu of benefits other than medical, equal to $2,200 times the lesser of 18 months or the number of months remaining in the term of the employment agreement.

The values included in the table above relating to cash severance payments are the total amount, with no discount applied.

(3)
In the event of termination without Cause, termination for Good Reason, or termination in connection with a Change of Control, Mr. Kelbel will receive the consulting fee that would have been earned had he provided consulting services for the entire consulting period. In addition, in the event of termination for any other reason than with Cause, although no payment will be due at termination, we have agreed to retain Mr. Kelbel as a consultant after the date of such termination for a period equal to the number of whole years between January 1, 2002 and the date of termination. The values included in the table above relating to consulting fee payments are the total amount, with no discount applied.

(4)
In the event of termination without Cause, termination for Good Reason, termination in connection with a Change of Control, or termination due to death or disability, Mr. Kelbel or his estate, as applicable, will receive any bonus which would have been payable under the 2008 Flexible Incentive Plan. The estimate of the potential bonus under the 2008 Flexible Incentive Plan that could be due to Mr. Kelbel is based on the actual bonus paid for 2010 assuming the Compensation Committee would not exercise its authority to reduce such bonus.

(5)
In the event of termination of the agreement for any reason other than voluntary termination by Mr. Kelbel or termination for Cause, Mr. Kelbel and/or his qualified beneficiaries are entitled to receive continued health coverage through COBRA at Company expense for as long as such coverage is available and thereafter shall receive reimbursement for a comparable individual policy or for coverage through an employer plan for a period commencing on the date COBRA coverage ends and ending on, (i) in the case of Mr. Kelbel or his spouse, the dates he or she becomes eligible for Medicare coverage or, (ii) in the case of Mr. Kelbel's qualified beneficiaries, the dates they would have ceased to be eligible for coverage under our health plans had Mr. Kelbel remained an employee. The following assumptions have been used to calculate the value of the expected benefits: coverage is provided for health care premiums for Mr. Kelbel and his spouse until Mr. Kelbel becomes eligible for Medicare, initial average annual cost of coverage of $12,939 for two adult coverage or $6,664 for individual coverage, and 4.48% annual health insurance premium trend.

(6)
The acceleration of vesting of restricted stock, if any, is governed under the terms of the grant agreements for the restricted stock. In general, all restricted stock will vest if Mr. Kelbel's employment terminates due to disability or death or by the Company for any reason other than Cause (as defined in the restricted stock grant agreement), or upon a Change of Control (as defined in the 2008 Flexible Incentive Plan). Amounts in the table above represent the intrinsic value of unvested restricted stock as of December 31, 2010.

(7)
The acceleration of vesting of stock options, if any, is governed under the terms of Mr. Kelbel's option agreement governing the grants. In general, all option grants will vest if Mr. Kelbel's employment is terminated in the event of disability or death. In addition, under certain of Mr. Kelbel's option agreements, options will vest in the event of involuntary termination without Cause, termination for Good Reason, or termination in connection with a Change of Control. Amounts in the table above represent the intrinsic value of unvested options as of December 31, 2010. As of December 31, 2010, all of Mr. Kelbel's unvested stock options were out of the money.

Michael J. Schell

        General.    Pursuant to the terms of his Employment Agreement, effective June 1, 2007 and amended on December 19, 2008 and December 1, 2010, Mr. Schell serves as Executive Vice President and Chief Property and Casualty Insurance Officer of HCC and Chief Executive Officer of Houston Casualty Company and U.S. Specialty Insurance Company, with oversight for our U.S. property and casualty, U.S. and international professional liability and U.S. surety and credit operations. His employment agreement expires on December 31, 2014. Mr. Schell receives an annual base salary of $750,000. Mr. Schell is eligible to receive bonus compensation under the 2008 Flexible Incentive Plan. If Mr. Schell is not a participant under our 2008 Flexible Incentive Plan, he is eligible to receive annual cash and/or equity bonuses at the discretion of our Compensation Committee. Mr. Schell and his qualified beneficiaries are entitled to extended medical coverage after termination (other than voluntary resignation or retirement or for Cause) of Mr. Schell's employment. These extended medical benefits are to be provided at Company expense. The benefits continue, in general, in the case of Mr. Schell and his spouse, until Mr. Schell or his spouse becomes eligible for Medicare, or, in the case of Mr. Schell's qualified beneficiaries, until the date such person would have ceased to be eligible for coverage under our group health plan had Mr. Schell remained an employee. We have also agreed to provide life and accidental death insurance policies at Company expense. If the agreement is terminated, Mr. Schell has agreed to certain provisions relating to non-competition (for two years post-termination), confidentiality and non-solicitation of customers and employees (for two years post-termination).

        Benefits upon the Occurrence of Certain Termination Events.    In addition to the amounts listed below, Mr. Schell is entitled to all accrued compensation, unreimbursed expenses and other benefits through the date of termination in the event of his termination.

Element	Voluntary Resignation or Retirement ($)	Involuntary Termination for Cause ($)	Involuntary Termination by HCC without Cause ($)	Termination by Executive for Good Reason ($)	Termination in Connection with Change of Control (without Cause or for Good Reason) ($)(1)	Termination in the Event of Disability ($)	Termination in the Event of Death ($)
Cash Severance Payment(2)	—	—	3,076,800	3,076,800	3,076,800	1,153,800	1,153,800
Bonus Payment(3)	—	—	725,000	725,000	725,000	725,000	725,000
Continued Health Coverage(4)	—	—	87,800	87,800	87,800	87,800	44,069
Restricted Stock Awards(5)	—	—	1,409,349	—	1,409,349	1,409,349	1,409,349
Stock Option Awards(6)	—	—	—	—	—	—	—

Total	—	—	5,298,949	3,889,600	5,298,949	3,375,949	3,332,218

(1)
Includes a material change in the nature or status of Mr. Kelbel's duties within 12 months following a Change of Control.

(2)
In the event of termination without Cause, termination for Good Reason, or termination in connection with a Change of Control, Mr. Schell will receive a discounted lump sum equal to (i) the amount of base salary due for the remainder of the term of the employment agreement and (ii) an amount, in lieu of benefits other than medical, equal to $1,600 times the number of months remaining in the term.

In the event of termination due to disability or death, Mr. Schell or his estate, as applicable, will receive a discounted lump sum equal to (i) the amount of base salary due for the lesser of 18 months or the remainder of the term of the employment agreement and (ii) an amount, in lieu of benefits other than medical, equal to $1,600 times the lesser of 18 months or the number of months remaining in the term of the employment agreement.

The values included in the table above relating to cash severance payments are the total amount, with no discount applied.

(3)
In the event of termination without Cause, termination for Good Reason, termination in connection with a Change of Control, or termination due to death or disability, Mr. Schell or his estate, as applicable, will receive any bonus which would have been payable under the 2008 Flexible Incentive Plan. The estimate of the potential bonus under the 2008 Flexible Incentive Plan that could be due to Mr. Schell is based on the actual bonus paid for 2010 assuming the Compensation Committee would not exercise its authority to reduce such bonus.

(4)
In the event of termination of the agreement for any reason other than voluntary termination or termination for Cause, Mr. Schell and/or his qualified beneficiaries are entitled to receive continued health coverage through COBRA at Company expense for as long as such coverage is available and thereafter shall receive reimbursement for a comparable individual policy or for coverage through an employer plan for a period commencing on the date COBRA coverage ends and ending on, (i) in the case of Mr. Schell or his spouse, the date he or she becomes eligible for Medicare or, (ii) in the case of Mr. Schell's qualified beneficiaries, the dates they would have ceased to be eligible for coverage under our health plans had Mr. Schell remained an employee of the Company. The following assumptions have been used to calculate the value of the expected benefits: coverage is provided for health care premiums for Mr. Schell and his spouse until Mr. Schell becomes eligible for Medicare, initial average annual cost of coverage of $12,939 for two adult coverage or $6,664 for individual coverage, and 4.48% annual health insurance premium trend.

(5)
The acceleration of vesting of restricted stock, if any, is governed under the terms of the grant agreements for the restricted stock. In general, all restricted stock will vest if Mr. Schell's employment terminates due to disability or death or by the Company for any reason other than Cause (as defined in the restricted stock grant agreement), or upon a Change of Control (as defined in the 2008 Flexible Incentive Plan). Amounts in the table above represent the intrinsic value of unvested restricted stock as of December 31, 2010.

(6)
The acceleration of vesting of stock options, if any, is governed under the terms of Mr. Schell's option agreement governing the grants. In general, all option grants will vest if Mr. Schell's employment is terminated in the event of disability or death. In addition, under certain of Mr. Schell's option agreements, options will vest in the event of involuntary termination without Cause, termination for Good Reason, or termination in connection with a Change of Control. Amounts in the table above represent the intrinsic value of unvested options as of December 31, 2010. As of December 31, 2010, all of Mr. Schell's unvested stock options were out of the money.

W. Tobin Whamond

        General.    Pursuant to the terms of his employment agreement, effective May 1, 2009, as amended on April 19, 2010, Mr. Whamond serves as Executive Vice President and Chief Operating Officer of HCC. His employment agreement expires on April 30, 2013. During the term of his employment agreement, Mr. Whamond receives an annual base salary of $750,000. Mr. Whamond is eligible to receive bonus compensation under the 2008 Flexible Incentive Plan. If Mr. Whamond is not a participant under our 2008 Flexible Incentive Plan, he is eligible to receive annual cash and/or equity bonuses at the discretion of our Compensation Committee. Mr. Whamond is also entitled to certain perquisites, including Company-provided life insurance. If the employment agreement is terminated, Mr. Whamond has agreed to certain provisions relating to non-competition (for 24 months post-termination, or in the event of termination without Cause, for Good Reason, or upon a Change of Control, for twelve months), confidentiality, and non-solicitation of customers and employees (for 24 months post-termination, or in the event of termination without Cause, for Good Reason, or upon a Change of Control, for twelve months).

        Benefits upon the Occurrence of Certain Termination Events.    In addition to the amounts listed below, Mr. Whamond is entitled to all accrued compensation, unreimbursed expenses and other benefits through the date of termination in the event of his termination.

Element	Voluntary Resignation or Retirement ($)	Involuntary Termination for Cause ($)	Involuntary Termination by HCC without Cause ($)	Termination by Executive for Good Reason ($)	Termination in Connection with Change of Control (without Cause or for Good Reason) ($)(1)	Termination in the Event of Disability ($)	Termination in the Event of Death ($)
Cash Severance Payment(2)	—	—	2,500,000	2,500,000	2,500,000	1,250,000	1,250,000
Bonus Payment	—	—	—	—	—	—	—
Continued Health Coverage(3)	—	—	—	—	18,973	18,973	13,529
Restricted Stock Awards(4)	—	—	1,701,933	—	1,701,933	1,701,933	1,701,933
Stock Option Awards(5)	—	—	551,750	551,750	551,750	551,750	551,750

Total	—	—	4,753,683	3,051,750	4,772,656	3,522,656	3,517,212

(1)
Includes a material change in the nature or status of Mr. Whamond's duties within 12 months following a Change of Control.

(2)
In the event of termination without Cause, termination for Good Reason, or termination in connection with a Change of Control, Mr. Whamond will receive a discounted lump sum equal to (i) the amount of base salary due for the remainder of the term of his employment agreement plus (ii) in lieu of a bonus for the year of termination, a lump sum equal to his current annual base salary for twelve months.

In the event of a termination due to disability or death, Mr. Whamond or his estate, as applicable, will receive (i) an amount equal to base salary for twelve months plus (ii) in lieu of a bonus for the year of termination, a lump sum equal to a pro rata portion of Mr. Whamond's bonus for the prior year.

The values included in the table above relating to cash severance payments are the total amount, with no discount applied.

(3)
In the event of termination of the agreement due to death or disability or after a Change of Control, Mr. Whamond and/or his qualified beneficiaries are entitled to receive continued health coverage through COBRA at Company expense for 12 months. The following assumptions have been used to calculate the value of the expected benefits: family coverage is provided for COBRA premiums at annual cost of coverage of $18,152.

(4)
The acceleration of vesting of restricted stock, if any, is governed under the terms of the grant agreements for the restricted stock. In general, all restricted stock will vest if Mr. Whamond's employment terminates due to disability or death or by the Company for any reason other than Cause (as defined in the restricted stock grant agreement), or upon a Change of Control (as defined in the 2008 Flexible Incentive Plan). Amounts in the table above represent the intrinsic value of unvested restricted stock as of December 31, 2010.

(5)
The acceleration of vesting of stock options, if any, is governed under the terms of Mr. Whamond's various option agreements governing the grants. In general, all option grants will vest if Mr. Whamond's employment is terminated in the event of disability or death. In addition, under certain of Mr. Whamond's option agreements, options will vest in the event of involuntary termination without Cause, termination for Good Reason, or termination in connection with a Change of Control. Amounts in the table above represent the intrinsic value of unvested options as of December 31, 2010.

AUDIT COMMITTEE REPORT

        The Audit Committee is composed of three Independent Directors and acts under a written charter adopted by the Board of Directors. The Audit Committee consists of Mr. Duer, Dr. Flagg (Chairperson) and Mr. Rosholt. Mr. Williams serves as an ex officio member of the Audit Committee.

        The Audit Committee is responsible for overseeing HCC's financial reporting process on behalf of the Board of Directors. The Audit Committee has the sole responsibility for the appointment and retention of HCC's independent registered public accounting firm and the approval of all audit and other engagement fees. The Audit Committee meets periodically with management, the internal auditors and the independent registered public accounting firm regarding accounting policies and procedures, audit results and internal accounting controls. The internal auditors and the independent registered public accounting firm have free access to the Audit Committee, without management's presence, to discuss the scope and results of their audit work.

        HCC's management is primarily responsible for its financial statements and the quality and integrity of the reporting process, including establishing and maintaining systems of internal control over financial reporting and assessing the effectiveness of those controls. The independent registered public accounting firm PricewaterhouseCoopers LLP is responsible for auditing those financial statements and for expressing an opinion on the conformity of the consolidated financial statements with accounting principles generally accepted in the United States of America and on whether HCC maintained effective internal control over financial reporting.

        In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2010 and management's report of the effectiveness of HCC's system of internal control over financial reporting with HCC's management and representatives of the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the independent registered public accounting firm with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from HCC and HCC's management, and has received the written disclosures and the letter from the independent registered public account firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence. The Audit Committee has considered the compatibility of non-audit services, primarily tax activities.

        PricewaterhouseCoopers LLP audited the financial records of HCC and its subsidiaries for the year ended December 31, 2010 and has served as HCC's independent registered public accounting firm since 1987. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        In reliance on its review of the audited consolidated financial statements, the review of the report of management on the effectiveness of HCC's internal control over financial reporting, the discussions referred to above and the receipt of the written disclosures referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in HCC's Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

Submitted by the Audit Committee:
James C. Flagg, Ph.D., Chairperson
Walter M. Duer
Robert A. Rosholt

        The Audit Committee report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Audit Committee report by reference therein.

STOCK OWNERSHIP INFORMATION

Principal Stockholder and Beneficial Ownership

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of the record date by (a) each of our Named Executive Officers (b) each of our current directors and (c) all of our directors and executive officers as a group, and (d) each person known to own beneficially more than 5% of our common stock.

        The number of shares and percentage of beneficial ownership set forth below are based on shares of our common stock issued and outstanding. As of April 6, 2011, the number of shares of common stock outstanding was 114,743,056.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(2)		Percent of Common Stock Outstanding(3)
Directors, Director Nominees, and Named Executive Officers(1)
Judy C. Bozeman	—	(4)	*
Frank J. Bramanti	549,530	(5)	*
Barry J. Cook	306,210	(6)	*
Walter M. Duer	53,875.48	(7)	*
James C. Flagg, Ph.D.	12,369		*
Thomas M. Hamilton	4,000	(8)	*
Leslie S. Heisz	—	(9)	*
Brad T. Irick	20,000	(10)	*
Craig J. Kelbel	241,065	(11)	*
Deborah H. Midanek	1,482		*
John N. Molbeck, Jr.	433,174	(12)	*
James E. Oesterreicher	13,713		*
Robert A. Rosholt	18,366		*
Michael J. Schell	259,474	(13)	*
W. Tobin Whamond	98,809	(14)	*
Christopher J. B. Williams	17,106		*
All directors and executive officers as a group (18 persons)	2,248,124.48		1.94%
Other 5% Beneficial Owners
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	8,356,749	(15)	7.28%

*
Less than 1%.

(1)
The address for the directors, director nominees and Named Executive Officers is 13403 Northwest Freeway, Houston, TX 77040-6094.

(2)
Directors and executive officers have sole voting and investment powers of the shares shown unless otherwise indicated.

(3)
The calculation of this percentage assumes for each person:

  •
  114,743,056 shares of common stock are issued and outstanding as of April 6, 2011 plus, as to that person only such number of shares that may be acquired by that person as a result of the following two bullet points;

  •
  The acquisition by such person of all shares that may be acquired upon the exercise of options to purchase shares that have vested or will vest by June 5, 2011; and

  •
  The acquisition by such person of all shares that may be acquired upon the vesting of units between April 6, 2011 and June 5, 2011.

(4)
Does not include 4,720.80 shares of common stock that Ms. Bozeman has elected to defer under the Director DCP.

(5)
Includes (i) 200,000 shares that Mr. Bramanti has the right to acquire upon the exercise of options that have vested or will vest by June 5, 2011, (ii) 1,125 shares owned by Mr. Bramanti's wife in trust for their children, and (iii) 1,234 shares owned by Mr. Bramati's children. Mr. Bramanti disclaims beneficial ownership of the 2,359 shares in (ii) and (iii).

(6)
Includes 270,000 shares that Mr. Cook has the right to acquire upon the exercise of options that have vested or will vest by June 5, 2011.

(7)
Includes (i) 37,500 shares that Mr. Duer has the right to acquire upon the exercise of options that have vested or will vest by June 5, 2011 and (ii) 2,006.48 shares owned by a family limited partnership.

(8)
Does not include 8,789.42 shares of common stock that Mr. Hamilton has elected to defer under the Director DCP.

(9)
Does not include 1,489.84 shares of common stock that Ms. Heisz has elected to defer under the Director DCP.

(10)
Includes 10,000 shares that Mr. Irick has the right to acquire upon the exercise of options that have vested or will vest by June 5, 2011.

(11)
Includes 200,000 shares that Mr. Kelbel has the right to acquire upon the exercise of options that have vested or will vest by June 5, 2011.

(12)
Includes 187,500 shares that Mr. Molbeck has the right to acquire upon the exercise of options that have vested or will vest by June 5, 2011.

(13)
Includes 175,000 shares that Mr. Schell has the right to acquire upon the exercise of options that have vested or will vest by June 5, 2011.

(14)
Includes 40,000 shares that Mr. Whamond has the right to acquire upon the exercise of options that have vested or will vest by June 5, 2011.

(15)
Based on a review of a Schedule 13G/A report filed on February 4, 2011, BlackRock, Inc. beneficially owned 8,356,749 shares as of December 31, 2010 with sole voting power as to 8,356,749 shares, shared voting power as to zero shares, sole dispositive power as to 8,356,749 shares and shared dispositive power as to zero shares. The Schedule 13G/A states that various persons have the right to receive, or power to direct the receipt of, dividends from or the proceeds from the sale of our common stock, but that no one person's interest in our common stock is more than 5% of the total outstanding.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and executive officers, as defined under the Exchange Act, and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and changes in ownership with the SEC. Such executive officers, directors and stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us and written representations from our directors and executive officers, all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis in 2010.

 OTHER BUSINESS

        The Board of Directors has no knowledge of any other matter to be submitted at the 2011 Annual Meeting. If any other matter shall properly come before the annual meeting, the persons named in this Proxy Statement will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

STOCKHOLDER PROPOSALS

        Any stockholder proposal intended to be presented for consideration at the 2012 Annual Meeting of Stockholders and to be included in our Proxy Statement for such meeting must be in proper form and received by our Secretary at HCC's principal executive offices by the close of business on December 17, 2011. We recommend that a proponent submit any proposal by Certified Mail, Return Receipt Requested and that all proposals should be sent to the attention of the Secretary.

        Stockholder proposals submitted outside of the procedure set forth above, which will not be included in our Proxy Statement, including nominations for directors, must be mailed to HCC Insurance Holdings, Inc., 13403 Northwest Freeway, Houston, Texas 77040-6094, ATTN: Secretary, and must be received by the Secretary no earlier than January 31, 2012 and no later than March 1, 2012. If the proposal is received after that date, our proxy for the 2012 Annual Meeting of Stockholders may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for the 2012 Annual Meeting. With respect to the nomination of directors, refer to "Candidates for the Board — Stockholder Recommendations," which requirements will also apply.

        Nothing in this section shall be deemed to require us to

  •
  permit presentation of a stockholder proposal; or

  •
  include in our proxy materials relating to our 2012 Annual Meeting any stockholder proposal that does not meet all of the requirements for such presentation or inclusion contained in our Bylaws and/or state and federal securities laws and regulations in effect at that time.

HOUSEHOLDING

        The SEC allows us to deliver a single proxy statement and annual report to an address shared by two or more of our stockholders. This delivery method, referred to as "householding," can result in significant cost savings for us. In order to take advantage of this opportunity, we, and banks and brokerage firms that hold your shares, have delivered only one proxy statement and annual report to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. We will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by addressing a request to HCC Insurance Holdings, Inc., 13403 Northwest Freeway, Houston, Texas 77040-6094, ATTN: Investor Relations. You may also obtain a copy of the proxy statement and annual report under the Financials portion of the Investor Relations section on our website at www.hcc.com. Stockholders of record sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of the Company's shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Form 10-K

        We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of our Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC, including the consolidated financial statements and schedules thereto, but not the exhibits. Requests for copies of such report should be directed to Investor Relations, HCC Insurance Holdings, Inc., 13403 Northwest Freeway, Houston, Texas 77040-6094. Copies of any exhibit to the Form 10-K will be forwarded upon receipt of a written request so addressed.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2011

The Company's 2011 Notice of Annual Meeting and Proxy Statement, 2010 Annual Report and other proxy materials are available under the "Investor Relations" tab on our website at
www.hcc.com

        For the date, time and location of the 2011 Annual Meeting and an identification of the matters to be voted upon at the 2011 Annual Meeting, please see the "Notice of Annual Meeting of Stockholders." For the Board's recommendations regarding those matters, please refer to "Proposal Number 1 — Election of Directors," "Proposal Number 2 — Advisory Vote on Executive Compensation," "Proposal Number 3 — Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation" "Proposal Number 4 — Ratification of Our Independent Registered Public Accounting Firm for 2011" For information on how to obtain directions to be able to attend the meeting and vote in person, please contact Investor Relations, HCC Insurance Holdings, Inc., 13403 Northwest Freeway, Houston, Texas 77040-6094.

        EACH STOCKHOLDER WHO DOES NOT EXPECT TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON IS URGED TO EXECUTE THE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR SUBMIT THE PROXY BY TELEPHONE OR USING THE INTERNET. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors, RANDY D. RINICELLA, Senior Vice President, General Counsel and Secretary

April 15, 2011

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0 0000100029_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Judy C. Bozeman 02 Frank J. Bramanti 03 Walter M. Duer 04 James C. Flagg, Ph.D. 05 Thomas M. Hamilton 06 Leslie S. Heisz 07 Deborah H. Midanek 08 John N. Molbeck Jr. 09 James E. Oesterreicher 10 Robert A. Rosholt 11 Christopher JB Williams HCC INSURANCE HOLDINGS, INC. ATTN: DEBRA GREEN 13403 NORTHWEST FREEWAY HOUSTON, TEXAS 77040-6094 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2 Advisory Vote on the compensation of our named executive officers. The Board of Directors recommends you vote 1 YEAR on the following proposal: 3 years 2 years 1 year Abstain 3 Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 4 Ratification of appointment of PricewaterhouseCoopers LLP as Auditors for 2011. NOTE: In their discretion, the proxies are authorized to vote upon such business as may properly come before the Annual Meeting or any postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000100029_2 R1.0.0.11699 The Notice of Meeting, Proxy Statement and Proxy Card are available at: http://ir.hcc.com/phoenix.zhtml?c=90423&p=proxy Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com . HCC INSURANCE HOLDINGS, INC. Annual Meeting of Stockholders May 26, 2011 9:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint John N. Molbeck, Jr. and Randy D. Rinicella, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of HCC INSURANCE HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholders to be held at 09:00 AM, CDT on 5/26/2011, at the headquarters of HCC Insurance Holdings Inc., at 13403 Northwest Freeway, Houston, Texas 77040, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side